SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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BANCSHARES OF FLORIDA, INC.

(Name of Registrant as Specified in its Charter)

NOT APPLICABLE

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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(4)	Date Filed: April 25, 2005

April 25, 2005

Dear Fellow Shareholders:

We are pleased to invite you to Bancshares of Florida, Inc.’s 2005 Annual Meeting of Shareholders. This year’s Annual Meeting will be held at our corporate headquarters located at 1185 Immokalee Road, Naples, Florida 34110, on Tuesday, May 24, 2005, at 4:30 p.m.

The Notice of the Annual Meeting of Shareholders and Proxy Statement attached to this letter describes the formal business that will be transacted at the Annual Meeting, primarily the election of directors and the amendment to our 1999 Stock Option Plan. Our directors and officers will be present at the Annual Meeting to respond to your questions and to discuss our successes in 2004, as well as our goals for 2005.

Also enclosed is a copy of our 2004 Annual Report, which contains important information about our company.

Regardless of the number of shares that you own, your vote is important. Please sign and date the enclosed Proxy Card or voting instruction form promptly and return it in the postage-paid envelope which has been provided. If you prefer to vote in person at the Annual Meeting, you will be given that opportunity.

On behalf of the Board of Directors and our employees, we look forward to seeing you at the Annual Meeting.

Sincerely,

Michael L. McMullan President and Chief Executive Officer

NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 24, 2005

The 2005 Annual Meeting of Shareholders of Bancshares of Florida, Inc. will be held at our corporate headquarters located at 1185 Immokalee Road, Naples, Florida 34110, on Tuesday, May 24, 2005, at 4:30 p.m. At the meeting, the following items will be presented and voted upon:

I	-	The election of fourteen members of our Board of Directors to each serve for a one-year term;

II	-	The amendment of our 1999 Stock Option Plan;

III	-	The adjournment of the Annual Meeting to solicit additional proxies in the event there are not sufficient votes to approve the foregoing items; and

IV	-	The transaction of any other business that properly comes before the Annual Meeting, or any adjournment thereof.

The Board of Directors has fixed the close of business on April 18, 2005, as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. You are encouraged to complete the enclosed Proxy Card or voting instruction form and return it in the postage prepaid, pre-addressed envelope which is enclosed. If you would like to vote in person, you will be permitted to revoke your proxy by attending the meeting and voting at that time.

By Order of the Board of Directors,

Arlette Yassa Corporate Secretary

Naples, Florida

April 25, 2005

BANCSHARES OF FLORIDA, INC.

PROXY STATEMENT

2005 ANNUAL MEETING OF SHAREHOLDERS

GENERAL INFORMATION

This Proxy Statement is being furnished to Bancshares of Florida, Inc.’s (“Bancshares of Florida”) shareholders of record as of April 18, 2005. By this mailing, the Board of Directors is soliciting proxies for use at the 2005 Annual Meeting of Shareholders. Our 2004 Annual Report and Form 10-KSB are enclosed with this Proxy Statement. These documents provide important information about our business, including audited financial statements, and are first being mailed to our shareholders on or about April 25, 2005.

It is important that your shares be represented by proxy or that you be present in person at the Annual Meeting. If you wish to vote by proxy, please complete the enclosed Proxy Card or voting instruction form and return it, signed and dated, in the enclosed postage-paid envelope. Even if you presently intend to attend the Annual Meeting, we request that you also submit a proxy or instruction form. This will ensure that your shares are voted if you later cannot attend the Annual Meeting. Proxies solicited by the Board of Directors will be voted in accordance with the directions given therein.

Where and when is the Annual Meeting?

•	Tuesday, May 24, 2005

•	4:30 p.m.

•	Corporate Headquarters

1185 Immokalee Road

Naples, Florida 34110

What matters are being considered and what is the recommendation of our Board?

The Board recommends that you vote:

•	FOR – Proposal I - the election of fourteen director nominees;

•	FOR – Proposal II - the amendment of our 1999 Stock Option Plan; and

•	FOR – Proposal III - the adjournment of the Annual Meeting to solicit additional proxies if there are not sufficient votes to approve the foregoing matters.

If you do not indicate a preference, the proxy holders will vote in accordance with the Board’s recommendations. Although the Board of Directors knows of no additional business that will be presented for consideration at the Annual Meeting, execution of the enclosed Proxy Card confers discretionary authority on the proxy holders to vote your shares in accordance with their best judgment on any other business that may properly come before the Annual Meeting, or any adjournment thereof.

Who is entitled to vote at our Annual Meeting and what constitutes a quorum?

Only holders of record of our common stock at the close of business on April 18, 2005, the shareholder record date, will be entitled to vote at the Annual Meeting. Record holders representing a majority of our outstanding common stock, present in person or represented by proxies, constitute a quorum.

What are the voting rights of our shareholders?

In accordance with Florida law and our Bylaws, directors will be elected at the Annual Meeting by a plurality of the votes cast. Any other matter on which shareholders vote at the Annual Meeting will be determined by the affirmative vote of a majority of the votes cast. The number of shares of our common stock outstanding as of the record date was 5,536,331, held by approximately 1,750 shareholders. As of the record date, we are not aware of any shareholder who owns five percent or more of our outstanding common stock. Each share of common stock entitles its owner to one vote upon each matter to come before the Annual Meeting.

A shareholder may abstain or withhold a vote with respect to any item submitted for shareholder approval. Abstentions and withheld votes will be counted as being present for purposes of determining the existence of a quorum, but will be counted as not voting in favor of any proposal brought before the Annual Meeting.

How do I vote?

The manner in which your shares may be voted depends on how your shares are held. If you own shares of record, meaning that your shares of common stock are represented by certificates or book entries in your name so that you appear as a shareholder on the records of our stock transfer agent, a Proxy Card for voting those shares will be included with this Proxy Statement. You may vote those shares by completing, dating, signing and returning the Proxy Card in the enclosed postage pre-paid, pre-addressed envelope.

If you own shares through a brokerage firm (e.g., shares held in “street name”), you may instead receive a voting instruction form with this Proxy Statement that you may use to instruct your broker on how your shares are to be voted. As with a Proxy Card, you may vote your shares by completing, dating, signing and returning the voting instruction form in the envelope provided. Many brokerage firms have arranged for internet or telephonic voting of shares and provide instructions for using those services on the voting instruction form.

If your shares are held in street name, under certain circumstances your brokerage firm may vote your shares. Such entities have authority to vote their customers’ shares on certain routine matters, including the election of directors. When a firm votes its customers’ shares on routine matters, these shares are also counted for purposes of establishing a quorum to conduct business at the meeting. A brokerage firm cannot vote its customers’ shares on non-routine matters. Accordingly, these shares are not counted as votes against a non-routine matter, but rather not counted at all for these matters. The amendment of our stock option plan is the only non-routine matter being considered at the Annual Meeting.

Who can attend our Annual Meeting?

If you own common stock of record, you may attend the Annual Meeting and vote in person, regardless of whether you have previously voted by Proxy Card. If you own common stock through a brokerage account, you may attend the Annual Meeting, but in order to vote your shares at the Annual Meeting, you must obtain a “legal proxy” from the brokerage firm that holds your shares. You should contact your brokerage account representative to learn how to obtain a legal proxy. We encourage you to vote your shares in advance of the Annual Meeting by one of the methods described above, even if you plan on attending the Annual Meeting, so we will be able to determine if a quorum is present. You may change or revoke your proxy at the Annual Meeting in the manner described below even if you have already voted.

Can I change my vote after I mail my proxy card?

Any shareholder holding common stock of record may revoke a previously granted proxy at any time before it is voted, by delivering to us a written notice of revocation, or a duly executed Proxy Card bearing a later date, or by attending the Annual Meeting and voting in person. Any shareholder holding common stock through a brokerage firm may change or revoke previously given voting instructions by contacting the brokerage firm, or by obtaining a legal proxy from the brokerage firm and voting in person at the Annual Meeting.

BOARD OF DIRECTORS AND STANDING COMMITTEES

Bancshares of Florida’s Board of Directors is composed of: Donald R. Barber, Joe B. Cox, Earl L. Frye, H. Wayne Huizenga, Jr., John B. James, LaVonne Johnson, Edward Kaloust, Martin P. Mahan, Michael L. McMullan, Harry K. Moon, M.D., Michael T. Putziger, Richard Rochon, Ramon A. Rodriguez and Terry W. Stiles.

The Securities and Exchange Commission and the National Association of Securities Dealers (“NASD”) have regulations and listing requirements that govern the corporate practices of NASDAQ-listed companies such as Bancshares of Florida. Our Board of Directors has determined that a majority of our directors are independent in accordance with the standards of the Securities and Exchange Commission and the NASD.

In determining whether a director is independent under applicable independence requirements, our Board of Directors considered any transactions and relationships between the director (and any member of his or her immediate family or affiliates) and Bancshares of Florida (and its subsidiaries and affiliates). Our Board of Directors also examined any transactions and relationships between directors and their affiliates and members of our senior management team and any member of their immediate family or affiliates. Since banking is a significant portion of our business, our Board of Directors determined that a director’s independence is not affected where there is a loan between a subsidiary bank and the director, and that loan is performing in accordance with its contractual terms and has not been adversely classified or specially mentioned by any bank examiners.

The Board of Directors of Bancshares of Florida conducts its business through meetings of the full Board. During the year ended December 31, 2004, our Board of Directors held nine meetings. All of our director nominees attended at least 75% of the total meetings of the Board of Directors and those Board committees on which each director served, except for Joe B. Cox, who attended 67.5%, H. Wayne Huizenga, who attended 66.7%, Edward Kaloust, who attended 66.7%, Richard Rochon who attended 72.7%, and Terry W. Stiles who attended 63.6% of all such meetings. Mr. Kaloust, who joined the Board in June 2004, attended two of the three meetings in person and attempted to attend the other meeting via telephonic conference; however, the telephonic conference call could not be set up in time for the meeting. In addition, Bancshares of Florida’s policy is to require its directors to attend its Annual Meeting of Shareholders. In 2004, seven of our directors did not attend the Annual Meeting.

The Board has five standing committees – the Executive Committee, the Nominating and Corporate Governance Committee, the Compensation Committee, the Compliance Committee and the Audit Committee.

The Executive Committee has the authority of the Board of Directors when the Board is not in session. The Executive Committee may exercise all powers of the Board of Directors in the management of the business and affairs of Bancshares of Florida under Florida law. The Executive Committee, whose members are: Earl L. Frye (Chairman), Donald R. Barber, Joe B. Cox, John B. James, LaVonne Johnson, Michael L. McMullan, Harry K. Moon, M.D., Richard Rochon and Ramon A. Rodriguez, met 13 times in 2004. Each director attended at least 75% of the Executive Committee’s meetings, except for Joe B. Cox, who attended 61.5% of the meetings.

The Nominating and Corporate Governance Committee considers nominees to our Board of Directors and the election of directors of our subsidiaries. The Nominating Committee members are: Donald R. Barber (Chairman), LaVonne Johnson, Harry K. Moon, M.D., Michael T. Putziger, Richard Rochon and Terry W. Stiles, each of whom is considered independent under NASDAQ rules. The Nominating Committee adopted a charter in 2003, which was amended by the Board in January 2005. A copy of the First Amended and Restated Nominating and Corporate Governance Committee Charter is included with this Proxy Statement as Exhibit A. Through this Charter, the Nominating and Corporate Governance Committee considers and evaluates Board members and nominees, including shareholder nominees. Under its Charter, the Nominating and Corporate Governance Committee also recommends the assignments of Committee memberships; develops training and educational programs for directors; annually reviews the Articles of Incorporation and Bylaws of Bancshares of Florida; and reviews and considers potential conflicts of interests of members of the Board and the executive officers of Bancshares of Florida. In 2004, the Nominating and Corporate Governance Committee met two times. Each member attended both of the meetings, except for Richard Rochon who attended one of the meetings.

The Compensation Committee serves with regard to compensation and personnel policies, programs and plans, including management development and succession, and to approve employee compensation and benefit programs. The Compensation Committee’s charter was amended in January 2005. A copy of the First Amended and Restated Compensation Committee Charter is included with this Proxy Statement as Exhibit B. Members of the Compensation Committee are: Harry K. Moon, M.D. (Chairman), Joe B. Cox, Earl L. Frye, LaVonne Johnson, and Richard Rochon. The Compensation Committee met nine times in 2004. In 2004, all members attended at least 75% of the Compensation Committee’s meetings, except for Earl L. Frye who attended 66.7%. For further information regarding the Compensation Committee, please see the Compensation Committee Report found elsewhere in this Proxy Statement.

The Compliance Committee oversees Bancshares of Florida’s and its subsidiaries’ adherence to federal and state banking laws. The Committee’s members are Ramon A. Rodriguez (Chairman), Edward Kaloust, Martin P. Mahan, Michael T. Putziger and Stephen H. Shelton (non-director member). The Compliance Committee Charter has not been finalized. The Committee did not meet in 2004, as it was not formed until 2005.

The Audit Committee is governed by its First Amended and Restated Audit Committee Charter, which was adopted by the Board in 2004. Pursuant to this Charter, the Committee reviews Bancshares of Florida’s auditing, accounting, financial reporting and internal control functions and policies, selects our independent auditor and reviews its services. The Charter was again amended in February 2005, and a copy of the Second Amended and Restated Charter of the Audit Committee is included as Exhibit C to this Proxy Statement. For further information regarding the members and meetings of the Audit Committee, please see the next section entitled “Audit Committee Report.”

AUDIT COMMITTEE REPORT

The Audit Committee oversees Bancshares of Florida’s financial reporting process on behalf of the Board of Directors. The audit functions of the Audit Committee are focused on three areas:

•	The adequacy of Bancshares of Florida’s internal controls and financial reporting process and the reliability of Bancshares of Florida’s financial statements;

•	The performance of the internal auditors, as well as the independence of Bancshares of Florida’s independent auditors; and

•	Bancshares of Florida’s compliance with legal and regulatory requirements.

The Audit Committee met with management periodically in 2004, to consider the adequacy of Bancshares of Florida’s internal controls and the objectivity of its financial reporting. These matters were discussed with Bancshares of Florida’s independent auditors.

The Audit Committee meets with the independent auditors without management present. The independent auditors have unrestricted access to the members of the Audit Committee.

The Audit Committee also selects the appointment of the independent auditors and periodically reviews their performance, fees and independence from management.

The Board of Directors has determined that all of the members of the Audit Committee are considered independent under NASDAQ’s definition, except for Ramon A. Rodriguez. Mr. Rodriguez is not considered independent because his adult son is an executive officer of a technology company which conducts substantial business with Bancshares of Florida. Due to Mr. Rodriguez’s significant knowledge of auditing and accounting, as well as his experience on Boards of public companies, Bancshares of Florida’s Board has determined that an exceptional situation exists that warrants Mr. Rodriguez’s continued service on the Audit Committee. Therefore, Bancshares of Florida has availed itself of an exemption which permits Mr. Rodriguez to serve on the Audit Committee until the 2007 Annual Meeting of Shareholders. As a condition of this exemption, Mr. Rodriguez will step down as Chairman of the Audit Committee immediately after the Annual Meeting. Assuming the role of Chairman will be current Vice Chairman Michael T. Putziger, who has significant bank director experience. The Audit Committee has also determined that Mr. Rodriguez has the requisite financial and auditing expertise to qualify as an “audit committee financial expert” as defined by the Securities and Exchange Commission Rules.

Management has primary responsibility for Bancshares of Florida’s financial statements and the overall reporting process, including the system of internal controls. The independent auditors audit the annual financial statements prepared by management, express an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of Bancshares of Florida in conformity with accounting principles generally accepted in the United States of America and discuss with the Audit Committee any issues they believe should be raised.

The Audit Committee has reviewed Bancshares of Florida’s audited financial statements as of, and for, the fiscal year ended December 31, 2004, and met with both management and Bancshares of Florida’s independent auditors to discuss those financial statements. Management has represented to the Audit Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

The Audit Committee has received from, and discussed with KPMG, LLC, the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to that firm’s independence from Bancshares of Florida. The Audit Committee has also discussed with KPMG, LLC any matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that Bancshares of Florida’s audited financial statements be included in Bancshares of Florida’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004, and filed with the Securities and Exchange Commission. The Audit Committee met nine times in 2004. No Audit Committee member attended less than 75% of the Audit Committee meetings, except for Joe B. Cox and Edward Kaloust, who each attended 66.7% of the meetings.

The foregoing report is submitted by the Audit Committee: Donald R. Barber, Joe B. Cox, LaVonne Johnson, Edward Kaloust, Michael T. Putziger (Vice Chairman) and Ramon A. Rodriguez (Chairman).

Board Compensation

During 2004, Bancshares of Florida did not pay fees to our directors for their service on any of our Boards or Board Committees. Directors do, however, receive stock options under our 1999 Stock Option Plan. At the January 18, 2005, meeting, the Board approved a stock option grant of 39,999 shares, 24,999 shares to the directors and 15,000 shares divided among the respective Chairs of the Boards of Directors, the Executive Committee, the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee.

PROPOSAL I

ELECTION OF DIRECTORS

The Board of Directors is presently comprised of 14 members, as set by the Board of Directors pursuant to its authority under our Articles of Incorporation and Bylaws. Each director serves for a one-year term, or until his or her successor has been empanelled.

Because of the independence requirements mandated by the Sarbanes-Oxley Act of 2002 and the addition of the new Compliance Committee in 2005, the Board of Directors has instructed the Nominating and Corporate Governance Committee to conduct a search for another director candidate with both financial and public company experience. Interviews of potential candidates are currently underway. Should a director be added to the Board after the Annual Meeting, the director will be submitted for shareholder approval at the next Annual Meeting, should the director be nominated to serve another term.

The Board of Directors has approved the director nominations recommended by the Nominating and Corporate Governance Committee for 2005. The 14 nominees, Donald R. Barber, Joe B. Cox, Earl L. Frye, H. Wayne Huizenga, Jr., John B. James, LaVonne Johnson, Edward Kaloust, Martin P. Mahan, Michael L. McMullan, Harry K. Moon, M.D., Michael T. Putziger, Richard Rochon, Ramon A. Rodriguez and Terry W. Stiles, have indicated that they are willing to stand for election and to serve as directors if elected. Should a director nominee become unable or unwilling to serve, proxies will be voted for the election of such other person as the Board of Directors may choose to nominate. The affirmative vote of a plurality of the votes cast at the Annual Meeting is needed to elect a director. Abstentions and withheld votes will have the same effect as votes against a director nominee. Twelve of the director nominees also serve as directors of one or more of our subsidiaries, Bank of Florida – Southwest, Bank of Florida, Bank of Florida – Tampa Bay or Bank of Florida Trust Company. To the best of our knowledge, no director nominee is being proposed for election pursuant to any agreement between that person and any other person.

Information relating to the business experience and age of each director is set forth below. Also included is information related to our non-director executive officers.

Donald R. Barber, age 62, has been a director of Bancshares of Florida since 2002 and is the current Chairman of the Board of Bank of Florida – Southwest. Mr. Barber is the Vice Chairman of Boran Craig Barber Engel Construction Co., Inc. He is a graduate of the University of Florida and has served the construction industry in Naples for over 37 years. Mr. Barber has been twice recognized as “Builder of the Year” by the Collier Building Industry Association, given the “Silver Beaver Award” by the Boy Scouts of America and is a Laureate of Junior

Achievement’s Business Leadership Hall of Fame. In addition to his professional affiliations with Associated Builders and Contractors, Collier Building Industry Association and Urban Land Institute, Mr. Barber currently is Chairman of the Education Foundation of Collier County’s Board Emeritus Council, a director of the Philharmonic Center for the Arts and serves as Co-Chairman of the Building Committee at North Naples United Methodist Church.

Joe B. Cox, age 65, is Vice-Chairman of Bancshares of Florida, Chairman of the Board of Bank of Florida Trust Company, a Director of Bank of Florida – Southwest, and Partner of Cox & Nici, P.A., a law firm in Naples, Florida. Mr. Cox was first elected to Bancshares of Florida’s Board in 1998. Mr. Cox received a Juris Doctorate in Law from the University of Tulsa Law School. He received his L.L.M. in Estate Planning from the University of Miami. Mr. Cox is Board Certified by the Florida Bar in Estate Planning and Taxation. He is a Fellow of The American College of Trust & Estate Counsel. He is a member of the Collier County Bar Association, the Florida Bar Association, and the American Bar Association. Mr. Cox’s community activities include serving as Board Member of Naples Community Hospital Foundation, The Community School of Naples, and Moffitt Cancer Research Center. Mr. Cox has previously served as President of the following organizations: Collier County Heart Association, Forum Club, YMCA of Collier County Endowment Board, and Greater Naples Civic Association.

Earl L. Frye, age 76, has been a director of Bancshares of Florida since 1998. He is currently Chairman of Bancshares of Florida and was a former director of Bank of Florida - Southwest. Mr. Frye is President and Chief Executive Officer of Downing & Frye, a commercial real estate brokerage. Mr. Frye is a past President of the Naples Area Board of Realtors and Director of the Florida Association of Realtors, as well as past President of the Collier County Society of Real Estate Appraisers. His banking career began in 1968 when he served as a director of First National Bank and Trust Company of Collier County, which later merged with Southwest Florida Banks of Fort Myers. Southwest Florida Banks later merged with Sovran of Norfolk, Virginia, which became C&S Sovran. C&S Sovran then merged with NCNB of Charlotte. Mr. Frye served on all of the above parent boards and state boards, and was also Chairman of First National Bank of Collier County. After the merger of C&S Sovran and NCNB, which became NationsBank, Mr. Frye served on the Florida/Georgia Board of Directors and chaired the Trust Committee. He has also served as Trustee for Naples Community Hospital.

H. Wayne Huizenga, Jr., age 43, has been a member of Bancshares of Florida’s Board since 2003, and was a founding director of Bank of Florida. He is President of Huizenga Holdings, Inc., an investment and management company located in Fort Lauderdale, Florida. Huizenga Holdings, Inc. is a diversified company that manages investments in sports teams and venues, real estate, marinas and boat related businesses. Huizenga Holdings, Inc. owns the Miami Dolphins of the National Football League and Dolphins Stadium in South Florida. Mr. Huizenga received his B.S. from the University of Tampa in Tampa, Florida, in 1985. Mr. Huizenga was also a Vice President for Republic Industries, Inc., has worked at Blockbuster Entertainment Corporation, and served as President of Blue Ribbon Water Company. Mr. Huizenga serves as a Board member for the Luis Palau Evangelistic Association and Co-Honorary Chair of the South Florida Souper Bowl of Caring.

John B. James, age 63, is a director of Bancshares of Florida, Bank of Florida - Southwest, and Bank of Florida Trust Company. Mr. James was an organizing director of Bancshares of Florida and has been Chief Executive Officer and President of Bank of Florida - Southwest since October 2001. Mr. James retired from NationsBank (now Bank of America) on December 31, 1997, after over 30 years in banking. Prior to his retirement, Mr. James served as

EVP of Corporate Banking for C&S Banks, headquartered in Atlanta, President of the C&S Hillsborough County Bank, Tampa, and was responsible for all banking activities in Lee, Collier and Charlotte Counties for C&S Banks, Southwest Florida. Mr. James has been involved in many civic activities, including Collier County Educational Foundation Board, Junior Achievement of Southwest Florida and the Economic Development Council of Collier County, and has participated in the Leadership Lee and Leadership Southwest Florida Programs. Following service in the U.S. Army, Mr. James received his B.S. degree in 1967 from Florida State University.

LaVonne Johnson, age 72, has been a director of Bancshares of Florida and Bank of Florida – Southwest since 1998. Ms. Johnson is a retired Planner and Project Director for Allegheny County, Pennsylvania. She and her husband maintain residences in both Marco Island, Florida and Pittsburgh, Pennsylvania. Mrs. Johnson is a member of the Board and Treasurer of the Art League of Marco Island, and is a member of the American Association of University Women. Mrs. Johnson also owned and operated clothing stores for career women in Pittsburgh, Pennsylvania. In addition, she served on her church council and was Chairman of the Education Committee. She also helped develop a child care center at the church and served on its Board. Mrs. Johnson has served in various elected capacities in Minnesota, including a member of the Board of Education, County Chairwoman of a political party and delegate to a National Political Convention. Mrs. Johnson received a B.A. degree from the University of Pittsburgh, and an M.P.A. degree from the University of Pittsburgh Graduate School of Public and International Affairs.

Edward Kaloust, age 63, has been a director of Bancshares of Florida since 2004. He is an entrepreneur and investor in Tampa, Florida. Mr. Kaloust also serves as Chairman of the Board of Bank of Florida – Tampa Bay and is also a director of Bank of Florida Trust Company. Mr. Kaloust was an insurance executive for over 40 years, and had been with New England Financial since 1969. From 1969 until December 2003, he was the Managing Partner of New England Financial’s Florida operations. He is the only two-time Manager of the Year in that organization’s history. Mr. Kaloust is a former director of Marblehead Bank and Trust, Marblehead, Massachusetts and is a graduate of American College in Bryn Mawr, Pennsylvania.

Martin P. Mahan, age 52, was first elected to Bancshares of Florida’s Board of Directors in mid-2004. He is currently Chief Operating Officer and Executive Vice President of Bancshares of Florida and a director of Bank of Florida and Bank of Florida—Tampa Bay. Prior to assuming his full-time duties at Bancshares of Florida in 2004, he served as President and Chief Executive Officer of Bank of Florida from September 2002 to September 2004. Mr. Mahan began his banking career in 1976 with the Ft. Madison Bank & Trust Co. in Ft. Madison, Iowa. He moved to Florida in 1986, when he was appointed Executive Vice President of Retail Banking for Barnett Bank of Naples. In 1991, he was appointed EVP of Retail Banking for Barnett in Ft. Lauderdale, a position he held through 1996. In 1996, he transferred to Barnett’s home office in Jacksonville, Florida as EVP of Retail Banking for Barnett Banks, Inc. and served in that capacity through 1998. Most recently, Mr. Mahan served as EVP of Retail Banking for Huntington Bancshares, Columbus Ohio. He is a 1975 graduate of the University of Iowa, Iowa City, with B.S. degree in Finance. Mr. Mahan is a graduate of Leadership Broward and has served on the board of directors of the Broward County Boys and Girls Club and the Broward County Chamber of Commerce Executive Committee.

Michael L. McMullan, age 50, has served as a director, President and Chief Executive Officer of Bancshares of Florida since its inception in 1998 and currently serves as a director of Bank of Florida – Tampa Bay. He is also currently on the Board of Directors of Liberty Share

Draft & Check Printers. Mr. McMullan began his career in banking in 1976, completing the Management Trainee Program at First Tennessee National Bank, Memphis. He became President of The Mississippi Bank, Canton Division in 1981. Subsequently, he managed the retail banking division of The Mississippi Bank from 1982 to 1983. He became President of First Mississippi National Bank, Jackson Division in 1983. In 1984, he accepted the position of Executive Vice President and manager of the Lending Division at Republic Bank of South Austin, Texas. In 1990, Mr. McMullan became the Commercial Banking Executive for C & S Bank of Florida’s Jacksonville bank. He was transferred to Naples in 1991, where he was named Chief Operating Officer of C & S Bank of Florida’s Collier County Bank. Subsequent to the merger with NCNB, he was named Senior Banking Executive and Commercial Banking Manager of NationsBank, Collier County. In 1993, he accepted the position of Commercial Banking Executive for NationsBank’s Broward County Division and subsequently managed the Broward County and Palm Beach divisions and was the Florida Market Manager for NationsBank’s Financial Strategies Group. His last position with NationsBank, now Bank of America, was that of Manager of the Economic Development Office for the State of Florida. He has served on the Board of Directors of the United Way of Jackson, Mississippi and Broward County, Florida; the Boys and Girls Club of Broward County; the Advisory Board of the Economic Development Councils in Collier County and Broward County; and the Board and Executive Committees of Boy Scouts of America, Central Texas and Central Mississippi regions. He has served on the Boards of the Broward Workshop and the Florida Bankers Association. Mr. McMullan received a BBS from the Chair of Banking at the University of Mississippi in 1976, and in 1979 received an MBA in Finance and Monetary Policy from Columbia University, New York.

Harry K. Moon, M.D., age 55, is a director of Bancshares of Florida, Bank of Florida and Bank of Florida Trust Company. He was first elected to Bancshares of Florida’s Board in 2002. Dr. Moon also serves as the Chairman of the Board for Bank of Florida. He is a plastic and reconstructive surgeon, and author of numerous papers, book chapters and physician education videocassettes. He is President of Himmarshee Surgical Partners, a private medical practice. Until December 2002, he was President and Chairman of Cleveland Clinic Florida Foundation. Prior to that appointment, Dr. Moon was Chief Executive Officer of Cleveland Clinic Florida beginning in October 1997 and, prior to that, Chief of Staff from 1990. Dr. Moon conceived of and developed Cleveland Clinic Florida Naples, which is now an integral part of Cleveland Clinic Florida and helped Cleveland Clinic Florida become an international healthcare resource. Dr. Moon serves as a Board member of numerous civic organizations. In 1996, the Juvenile Diabetes Foundation recognized Dr. Moon as Father of the Year and during the same year, he was appointed by former Governor Lawton Chiles as a Resident Member of the Florida Council of 100. In early 2000, Dr. Moon was named the recipient of the Physician Business Leadership Award, a peer-directed award given by Florida Medical Business Magazine recognizing individual sectors of the healthcare industry. Most recently, Governor Jeb Bush appointed Dr. Moon to Florida Gulf Coast University’s Board of Trustees.

Michael T. Putziger, age 59, has been a director of Bancshares of Florida since 2002, and of Bank of Florida - Southwest since 1999. He is the Vice Chairman of the WinnCompanies, a private real estate development company headquartered in Boston, Massachusetts, that develops mixed-use properties. Mr. Putziger is also counsel to the law firm of Murtha Cullina, LLP. where he served on the firm’s Board of Directors and its management committees for 30 years. He has represented banks and bank holding companies in general corporate matters. Mr. Putziger is Chairman of the Board of Directors of First Community Bank, Woodstock, Vermont. He also serves as a director of DSCI Corporation. Mr. Putziger has served as a director of First Bank in Chelmsford, Massachusetts, Shawmut Arlington Trust Company in Lawrence, Massachusetts, The Hibernia Savings Bank and Emerald Isle Bancorp in Quincy, Massachusetts and other northeastern located financial institutions. He received his B.A. from Syracuse University and his J.D. from Boston University.

Richard Rochon, age 47, has been a director of Bancshares of Florida since 2002. He was a founding director of Bank of Florida and currently serves as the Chairman of Bank of Florida’s Local Board in Palm Beach County, Florida. Mr. Rochon serves as Chairman and CEO of Royal Palm Capital Partners, a private investment and management fund. Mr. Rochon has also served as a director of Century Business Services, Inc. since October 1996, when he was elected as an independent director, and of Devcon International, a materials and aggregates and electronic securities company. Mr. Rochon is Chairman of the Board of Sunair, Inc., a specialty radio communications and pest control company. From 1985 to 2002, Mr. Rochon served in various capacities with, and most recently as President, of Huizenga Holdings, Inc., a diversified company that manages investments in sports teams and venues, real estate, marinas and boat related businesses. Mr. Rochon was a director of Boca Resorts, Inc. from 1996 through 2004. From 1979 until 1985, Mr. Rochon was employed as a certified public accountant by the public accounting firm of Coopers & Lybrand, L.L.P.

Ramon A. Rodriguez, age 59, is a director of Bancshares of Florida and of Bank of Florida. Mr. Rodriguez was first elected to Bancshares of Florida’s Board in 2002. Mr. Rodriguez is President and CEO of Madsen Sapp Mena Rodriguez & Co., a public accounting firm located in Fort Lauderdale, Florida. He is an owner of DME Corporation, a manufacturing company involved in the aerospace and defense business and also serves on the Board of Directors of Republic Services, Inc., a solid waste company listed on the New York Stock Exchange. He received his undergraduate degree with a major in Accounting in 1971 from Florida Atlantic University in Boca Raton, Florida. In 1983, he completed the Owner’s and President’s Management Program at Harvard Business School in Boston, Massachusetts. He is a former President of the Florida Institute of Certified Public Accountants and a former Chairman of the Florida Board of Accountancy. Mr. Rodriguez is an active Board member of a number of civic organizations, including the United Way of Broward County, WPBT Channel 2, Holy Cross Hospital and Broward Performing Arts Center. Mr. Rodriguez was previously a member of the Board of Directors of Barnett Bank of Broward County.

Terry Stiles, age 57, was first elected to the Board of Bancshares of Florida in 2004. He was a founding director and continues to serve as a director of Bank of Florida. Mr. Stiles is Chairman and Chief Executive Officer of Stiles Corporation, a multi-million dollar, full-service real estate development company headquartered in Fort Lauderdale. He assumed leadership of the Fort Lauderdale-based company in 1971 and under his direction Stiles Corporation has expanded from a primarily residential construction firm to a full-service commercial real estate development company with established regional offices in Fort Myers and Tampa, Florida. Mr. Stiles is actively involved in his community. In 1999, the City of Fort Lauderdale elected him “Citizen of the Year.” He was designated “1995 Leader of the Year” by Leadership Broward Foundation, and was selected by the United Way as a “community hero” to carry the torch in the 1996 Olympic cross-country relay. Mr. Stiles has also received numerous awards and honors from his professional affiliation including the NAIOP (National Association of Industrial Office Properties) National Developer of the Year in 2000. Mr. Stiles was the National President of NAIOP in 1997-98. He is an active member of the Executive Committee of Broward Workshop and the Board of Directors of the Broward Alliance.

NON-DIRECTOR EXECUTIVE OFFICERS

Craig D. Sherman, age 47, is Chief Loan Officer and Executive Vice President of Bancshares of Florida. Until 2003, Mr. Sherman was also Executive Vice President and Senior Lender for Bank of Florida - Southwest. Mr. Sherman has over 22 years of banking experience, all of which is in the lending area. Prior to joining Bank of Florida - Southwest in 1999, Mr. Sherman served as Senior Vice President and subsequently as Vice President and Commercial Team Leader for SouthTrust in Naples, Florida. Mr. Sherman is a 1979 graduate of Florida State University with a B.S. degree in finance.

David G. Wallace, age 60, joined Bancshares of Florida as its Executive Vice President and Chief Financial Officer in January 2004. From 1988 to the first part of 2003, he served as Executive Vice President and Chief Financial Officer of Community Bank System, Inc., a $3.4 billion asset, New York Stock Exchange listed, commercial bank holding company based in DeWitt, New York. Mr. Wallace has a Master of Business Administration Degree in Finance from the Amos Tuck School of Business Administration at Dartmouth College and a Bachelor of Arts in Economics from Brown University.

BENEFICIAL STOCK OWNERSHIP OF DIRECTORS

AND EXECUTIVE OFFICERS

The following table contains information regarding the current beneficial ownership of our common stock of each director nominee and non-director executive officer as of the record date. The number and percentage of shares held by each person reflects the number of shares that person currently owns, plus the number of shares that person has the right to acquire through the exercise of stock options or warrants which are exercisable within the next 60 days.

Name	Number of Shares Owned (1)	Right to Acquire (2)	% of Beneficial Ownership (3)
Donald R. Barber	32,500	9,612	0.65%
Joe B. Cox	40,150	19,398	1.04
Earl L. Frye	67,530	22,810	1.52
H. Wayne Huizenga, Jr.	35,000	8,434	0.78
John B. James	23,730	23,133	0.84
LaVonne Johnson	181,504	18,685	3.57
Edward Kaloust	19,975	2,463	0.40
Martin P. Mahan	25,137	26,000	0.89
Michael L. McMullan	10,000	46,500	1.01
Harry K. Moon, MD	18,052	10,889	0.41
Michael T. Putziger	142,692	3,843	2.62
Richard Rochon	10,000	5,092	0.25
Ramon A. Rodriguez	11,000	12,310	0.31
Craig D. Sherman	1,000	26,000	0.49
Terry W. Stiles	23,000	9,978	0.57
David G. Wallace	4,000	6,666	0.19

All Directors and Executive Officers as a Group (16 individuals)	645,270	251,813	14.99%

(1)	Includes shares for which the named person:

•	has sole voting and investment power;

•	has shared voting and investment power with a spouse, or

•	holds in an IRA or other retirement plan program, unless otherwise indicated in these footnotes.

(2)	Includes shares that may be acquired by exercising stock options and/or warrants exercisable within 60 days of the record date.

(3)	The determination of “beneficial ownership” of our common stock is based upon Rule 13d-3 under the

Securities Exchange Act of 1934, which provides that shares will be deemed to be “beneficially owned” where a person has, either solely or in conjunction with others, the power to vote or to direct the voting of shares and/or the power to dispose, or to direct the disposition of shares.

The Board of Directors Recommends that Shareholders Vote “For”

the Election of the Fourteen Director Nominees.

EXECUTIVE COMPENSATION

The following Summary Compensation Table sets forth compensation information regarding our President and Chief Executive Officer, and our four other most highly compensated executive officers each of whom’s aggregate compensation exceeded $100,000 in 2004.

	Summary Compensation Table
Name and Principal Position	Annual Compensation							Long-Term Compensation
	Year	Salary		Bonus(1)		Other Annual Compensation(2)		Stock Options(3)
Michael L. McMullan President and Chief Executive Officer of Bancshares of Florida	2004 2003 2002	$187,963 160,000 156,950	(4)	$0 20,000 30,000	(4) (7)	$27,703 30,900 86,184	(5) (8)	— 10,000 30,000	(6)

Martin P. Mahan Executive Vice President and Chief Operating Officer of Bancshares of Florida	2004 2003 2002	$173,088 150,000 65,998	(4)	$0 15,000 0	(4) (10)	$54,903 15,600 52,600	(9) (11)	15,000 10,000 22,000

Julie W. Husler President and Chief Executive Officer of Bank of Florida Trust Company	2004 2003 2002	$219,902 111,300 105,844	(12)	$0 0 0		$9,168 6,000 0	(13)	2,500 — 8,000

John B. James President and Chief Executive Officer of Bank of Florida – Southwest	2004 2003 2002	$155,412 147,800 147,800		$10,000 5,000 0		$13,632 15,940 8,936	(14)	2,500 — 20,000

David G. Wallace Executive Vice President and Chief Financial Officer of Bancshares of Florida	2004	$150,000		$0		$14,400	(15)	20,000

Explanation of Columns:

(1)	Annual Cash Bonus Award - Annual incentive awards, which were paid during the year or immediately following the year indicated.

(2)	Other Annual Compensation - All additional forms of cash and non-cash compensation paid, awarded or earned, including automobile allowances, 401(k) Plan matching contributions, and club membership costs.

(3)	Stock Options - Grants of stock options made under Bancshares of Florida’s 1999 Stock Option Plan.

(4)	Both Mr. McMullan and Mr. Mahan declined to receive any bonus for 2004, and deferred any salary increase for 2005.

(5)	Amount includes reimbursement of $8,000 in moving expenses, $7,180 in matching 401(k) contributions, and $12,523 in country club and club membership dues. Amount does not include the value of the sole use of a bank- leased automobile.

(6)	Mr. McMullan was awarded stock options for 2004, but declined to accept them. Instead, he requested that 5,000 shares be allocated to a stock option pool created by the Compensation Committee in September 2004 for non-executive officers and employees.

(7)	Mr. McMullan elected to accept only one-half of the bonus amount that had been recommended and accrued.

(8)	Amount includes $50,000 lump sum payment for relocation and moving costs from Naples to Ft. Lauderdale to establish Bank of Florida.

(9)	Amount includes $25,000 lump sum payment for relocation and moving costs, $6,923 in matching 401(k) contributions, and $22,980 in country club dues. Amount does not include the value of the sole use of bank-owned automobile.

(10)	Mr. Mahan elected to accept only one-half of the bonus amount that had been recommended and accrued.

(11)	Amount includes $50,000 lump sum payment for out-of-state relocation and moving costs to Ft. Lauderdale.

(Footnotes to continue on next page)

(12)	Includes a $125,000 base salary and commissions.

(13)	Amount includes $3,168 in matching 401(k) contributions and a $6,000 automobile allowance.

(14)	Amount includes $6,000 in matching 401(k) contribution and $7,632 in country club dues. Amount does not include the value of the sole use of a bank-owned automobile.

(15)	Amount includes $7,800 in matching 401(k) contributions and a $6,600 automobile allowance.

COMPENSATION COMMITTEE REPORT

General

Compensation for our executive officers is determined by the Compensation Committee. Cash compensation consists of an annual salary and a discretionary year-end bonus. Annual salaries for 2004 were established in the fourth quarter of 2003. The 2004 year-end bonuses were determined in the fourth quarter of 2004 and were paid at the beginning of 2005. In determining the cash compensation for the executive officers of Bancshares of Florida and its subsidiaries, the Chief Executive Officer/President initially determines the salary range recommendations. The Chief Executive Officer/President then presents his recommendations to the Compensation Committee, which reviews and analyzes the information. The Compensation Committee then determines the compensation for the executive officers, including the compensation of the Chief Executive Officer/President.

Compensation Principles

Executive Compensation for 2004 was determined in accordance with four fundamental factors:

•	The overall performance of Bancshares of Florida and its wholly-owned subsidiaries, in the attainment of both short-term and long-term goals;

•	The individual performance of each executive officer;

•	The competitiveness of Bancshares of Florida’s executive officers’ salaries to those of similarly qualified officers in the Florida market; and

•	The recommendations of the Chief Executive Officer/President regarding all executive officers other than himself.

No disproportionate weight was given to any specific factor.

In determining the base salary and any incentive bonus plan for the executive officers, the Compensation Committee looks to industry standards as determined from annual surveys published by the Florida Bankers Association and private companies specializing in executive compensation analysis for financial institutions. Such surveys provide compensation information based on institution size and geographic location and serve as a benchmark for determining executive salaries. The Compensation Committee reviewed the compensation paid to executive officers in the southeast United States in setting the cash compensation paid to executive officers in 2004. The Compensation Committee has determined that Bancshares of Florida and its subsidiaries, in their current developmental stages, do not necessarily fit within a defined peer group. The Compensation Committee has engaged a compensation specialist to help develop a compensation program and strategy that is more commensurate with those of growth-minded financial institutions.

Stock Option Awards

Bancshares of Florida currently has an equity compensation plan, the 1999 Stock Option Plan, which is described under Proposal II, Amendment of the 1999 Stock Option Plan.

Compensation of the Chief Executive Officer

In 2003, Chief Executive Officer and President Michael L. McMullan received compensation only from Bancshares of Florida. In 2004, the salaries of the Chief Executive Officer and President, the Chief Operating Officer, the Chief Loan Officer and the Chief Financial Officer were apportioned between Bancshares of Florida and the subsidiaries based upon the time spent at the respective companies.

In evaluating the salary of the Chief Executive Officer/President, the Compensation Committee generally looks at the same criteria used to evaluate salaries of other executive officers within Bancshares of Florida. The Compensation Committee’s determination of an appropriate level of compensation for the Chief Executive Officer/President is based on: (i) a comparison of Bancshares of Florida’s accomplishments and results; and (ii) the Chief Executive Officer/President’s responsibilities for implementation of predetermined goals and objectives for Bancshares of Florida during the calendar year; and (iii) the compensation paid to chief executive officers within a banking industry peer group.

In accordance with its charter, the Compensation Committee addressed the performance of the Chief Executive Officer/President in the fourth quarter of 2004. The Compensation Committee was pleased with the overall performance of Chief Executive Officer McMullan in 2004; in particular, his role in and oversight of the completion of the second underwritten stock offering in August, the opening of Bank of Florida – Tampa Bay in October, as well as the Company’s achievement of other benchmarks, including 89% asset growth in 2004, continued high credit quality and Bank of Florida Trust Company’s becoming profitable in 2004. The Compensation Committee also looked at Chief Executive Officer McMullan’s role in implementing the Company’s goals and objectives, which have remained unchanged since our inception: specifically, establishing a presence in four strategic markets and building a holding company infrastructure to support the continued growth of its subsidiaries. Notwithstanding these achievements, Chief Executive Officer McMullan recommended to the Compensation Committee that his base salary and the base salary of Chief Operating Officer Mahan remain unchanged until Bancshares of Florida attains overall profitability. In addition, Chief Executive Officer McMullan and Chief Operating Officer Mahan also agreed to forego bonuses for 2004. It is Chief Executive Officer McMullan’s and Chief Operating Officer Mahan’s desire to demonstrate to our shareholders, management’s commitment to profitability. The Compensation Committee acknowledged Chief Executive Officer McMullan’s and Chief Operating Officer Mahan’s commitment and accepted the recommendation not to grant bonuses in 2004, or increase the base salaries of the two top executive officers until Bancshares of Florida attains company-wide profitability.

Cash Bonuses

Officers are given the opportunity to earn an annual bonus of up to 40% of his or her base salary. In fiscal year 2004, bonuses were paid to executive officers for: (i) individual performance; (ii) the performance of Bancshares of Florida and/or the primary subsidiary which the executive officer was responsible for overseeing; and (iii) the progress made in implementing Bancshares of Florida’s corporate strategy. At the December 2004 Compensation Committee meeting, Chief Executive Officer Michael L. McMullan recommended that he and Chief Operating Officer Martin P. Mahan not be awarded bonuses for 2004, as noted above, notwithstanding the fact that Bancshares of Florida had successfully completed most of the key initiatives established for 2004. Mr. McMullan did, however, recommend a cash bonus of $10,000 for Chief Loan Officer Craig D. Sherman, along with cash bonuses for certain executive officers of Bancshares of Florida’s subsidiaries, which were paid in the beginning of 2005.

Employment Agreements with Certain Executive Officers

Michael L. McMullan. Mr. McMullan entered into a joint employment agreement dated as of April 28, 1999, with Bancshares of Florida and Bank of Florida – Southwest (f/k/a Citizens National Bank of Southwest Florida), pursuant to which Mr. McMullan was to serve as Chief Executive Officer of Bancshares of Florida and Bank of Florida - Southwest. By mutual consent of the parties, Mr. McMullan now serves exclusively as the President and Chief Executive Officer of Bancshares of Florida. Under the terms of the employment agreement, Mr. McMullan was eligible to receive a bonus not to exceed 40% of his annual base salary and was granted stock options to purchase 30,000 shares of the common stock of Bancshares of Florida at an exercise price of $10.00 per share. The employment agreement, as amended, provided for a term of three years and was scheduled to expire on April 30, 2004.

On March 8, 2005, Mr. McMullan and Bancshares of Florida entered into a new employment agreement. The new employment agreement provides for a three-year term, but is renewed daily. The daily renewals (which automatically terminate on January 1, 2009) can be terminated by either party’s notice not to continue the renewals. The Compensation Committee is required to semi-annually review Mr. McMullan’s performance to determine if the employment agreement renewals should continue. The employment agreement provides for a minimum annual base salary of $187,500. In addition, Mr. McMullan is eligible to receive a bonus which will not exceed 50% of his annual base salary.

In the event of a “change of control” of Bancshares of Florida (as defined in the employment agreement), Mr. McMullan will be entitled to receive a cash payment equal to 2.9 times his latest compensation (defined as his current base salary, plus the two-year average of any cash bonuses).

The employment agreement provides that Mr. McMullan’s employment may be terminated with or without cause, but that in the latter case, he will be entitled to receive a severance payment equal to the amount due for the remainder of the term of his employment agreement, as well as being permitted to participate in any employment benefit plans for the remaining term of this employment agreement, or until such time as he is able to participate in a comparable plan provided by another employer. In the event the remaining term of his employment agreement is less than six months, he will be entitled to six months base salary as severance to coincide with his covenant not to compete. If Mr. McMullan is terminated for cause, he will not be entitled to any benefits or compensation, other than what has been accrued. Dismissal for cause can be appealed under certain circumstances, within a defined period. Upon receipt of the notice of the appeal, Bancshares of Florida must submit the matter to arbitration. The decision of the arbitrator is binding on the parties and is non-appealable.

In the event Mr. McMullan should become permanently disabled, he will be entitled to receive one-half his then base salary up to a maximum of $125,000 per year until the earlier of his being employed full-time by another employer, his attaining 75 years of age, or his death. The disability payment will be offset by any available disability insurance, Social Security Insurance, bank-owned life insurance, supplemental retirement plan payments or any payments received from other similar government or employer-sponsored plan or program. The employment agreement has a non-compete provision, under which Mr. McMullan may not, without our written consent, either directly or indirectly, serve as an employee of any financial institution within Broward or Collier Counties for a period of six months after a termination of his employment.

Martin P. Mahan. Mr. Mahan is our Executive Vice President and Chief Operating Officer. He entered into an employment agreement, dated as of September 16, 2002, with Bank of Florida. Under that contract, which had a three-year term, Mr. Mahan was to receive a minimum annual base salary of $150,000, to be reviewed annually by the Board of Directors. In addition, Mr. Mahan was eligible to receive a bonus not to exceed 40% of his annual base salary.

On February 28, 2004, Mr. Mahan entered into a new employment agreement with Bancshares of Florida. His responsibilities are now defined to be Executive Vice President and Chief Operating Officer of Bancshares of Florida. The new employment agreement provides for a base salary of $172,500 and has a three-year term which is subject to renewal for an additional year on each anniversary date (January 1st). In addition, Mr. Mahan is eligible to receive a bonus which will not exceed 50% of his annual base salary. The annual renewal (which automatically terminates on January 1, 2009), can be terminated by either party’s notice not to continue the renewals. The Compensation Committee is required to review Mr. Mahan’s performance semi-annually to determine whether to renew the employment agreement for another year. The employment agreement also provides that Mr. Mahan’s employment may be terminated with or without cause, but in the latter case, he will be entitled to receive a severance payment equal to the amount due for the remainder of the term of his employment agreement, as well as being permitted to participate in any employment benefit plans for the remaining term of the employment agreement, or until such time as he is able to participate in a comparable plan provided by another employer. In the event the remaining term of his employment agreement is less than six months, he will be entitled to six months base salary as severance to coincide with his covenant not to compete. If Mr. Mahan is terminated for cause, he will not be entitled to compensation or any benefits, other than what has been accrued. Like Mr. McMullan, he has the right to appeal his dismissal for cause, under certain circumstances, provided he does so within the limited allowed time period. Upon receipt of the notice of the appeal, Bancshares of Florida must submit the matter to arbitration. The decision of the arbitrator is binding on the parties and is non-appealable.

In the event Mr. Mahan should become permanently disabled, he will be entitled to receive one-half his then base salary up to a maximum of $82,500 per year until the earlier of his being employed full-time by another employer, his attaining 65 years of age, or his death. This payment will be offset by any disability insurance, Social Security Insurance, bank-owned life insurance, supplemental retirement plan payments or any other similar government or employer-sponsored plan or program. Mr. Mahan is also subject to non-compete and change in control provisions identical to Mr. McMullan’s.

Craig D. Sherman. Mr. Sherman is our Chief Loan Officer. He also entered into a joint employment agreement, dated as of May 3, 1999. By mutual consent of the parties, Mr. Sherman no longer serves as an officer of Bank of Florida - Southwest. Under his employment agreement, which has a three-year term, Mr. Sherman is to receive a minimum annual salary of $90,000, which must be reviewed annually by the Board of Directors. Mr. Sherman’s annual salary has since been increased to $150,000. As amended, the employment agreement automatically renews at the end of each three-year period, unless either party gives notice of non-renewal. Mr. Sherman is eligible to receive a bonus not to exceed 40% of his annual base salary and was granted stock options to purchase 20,000 shares of our common stock at an exercise price of $10.00 per share. Mr. Sherman is also subject to a non-compete provision substantially similar to Mr. McMullan’s, except its geographic scope is limited to Collier and Lee Counties. Under the terms of Mr. Sherman’s employment agreement, he is entitled to receive a cash payment equal to 250% of his annual salary in the event of a “change in control” as defined in the employment agreement.

David G. Wallace. Mr. Wallace is our Chief Financial Officer. He entered into an employment agreement, effective as of January 1, 2004. Under his employment agreement, which has a two-year term, Mr. Wallace is to receive a minimum annual salary of $150,000, which must be reviewed annually by the Board of Directors. The employment agreement automatically renews for one additional year at the end of each year, unless either party gives notice of non-renewal by November 30th of that year. In addition, Mr. Wallace is eligible to receive a bonus which will not exceed 50% of his annual base salary. Mr. Wallace is also subject to a non-compete provision substantially similar to Mr. McMullan’s, except its geographic scope is limited to Collier County. In addition, Mr. Wallace is to receive a cash payment equal to 250% of his annual salary in the event of a “change in control” as defined in the employment agreement.

Julie W. Husler. Ms. Husler is the President and Chief Executive Officer of Bank of Florida Trust Company. She entered into an employment agreement, dated as of May 1, 2002. Under this contract, which has a three-year term, Ms. Husler was granted options to purchase 3,000 shares of our common stock. Ms. Husler is also subject to a non-compete provision substantially similar to Mr. McMullan’s, except its geographic scope is limited to Collier and Lee Counties. Under the terms of her employment agreement, she is entitled to receive a cash payment equal to 250% of her annual salary in the event of a “change in control” as defined in the employment agreement. In December 2004, in recognition of her added administrative responsibilities, Ms. Husler’s base salary was increased to $150,000, in lieu of being eligible for commissions.

Conclusion

Based upon its review of Bancshares of Florida’s executive compensation program, the Compensation Committee believes that the program’s structure and the awards granted in 2004 were appropriate, competitive and effective in the company’s retention of key employees.

The foregoing report was submitted by the Compensation Committee: Harry K. Moon, M.D. (Chairman), Joe B. Cox, Earl Frye, LaVonne Johnson, and Richard Rochon.

CERTAIN TRANSACTIONS

From time-to-time, we make loans to our executive officers and directors in accordance with our usual loan approval criteria. We make all such loans on substantially the same terms, including interest rates and collateral, as loans we make to unaffiliated parties. As of December 31, 2004, the aggregate balance of all such loans was approximately $7.15 million, or 2.2% of our net loans.

In consideration of Chairman Frye’s accessibility for business consultation with management during 2004, he was permitted to use an office with a secretarial station, which he staffed. Based upon the current lease rate that we are paying for second floor office space, we have determined that the annual value of the office space is approximately $11,750.

In the ordinary course of business, we may use the products and services of companies, partnerships or firms of which our directors are owners, directors or officers. Mr. Ramon A. Rodriguez is Chief Executive Officer and President of Centuric, LLC, which provides information technology services to the Company. In 2004 and 2003, Centuric, LLC was paid $690,000 and $135,000, respectively. As discussed under the caption, “Report of the Audit Committee,” the Board determined that an exceptional situation exists to warrant Mr. Rodriguez’s continued service on the Audit Committee as permitted under Nasdaq rules.

Our corporate headquarters and the main offices of Bank of Florida – Southwest and Bank of Florida Trust Company, located at 1185 Immokalee Road, Naples, Florida, are leased from Citizens Reserve, LLC. The principal owners of Citizens Reserve include Donald R. Barber, Earl R. Frye, John B. James and LaVonne Johnson, who are also directors of Bancshares of Florida. The lease, which was negotiated in an arms-length transaction, will expire in 2012. In 2004 and 2003, Citizens Reserve, LLC received lease payments of $734,000 and $170,000, respectively.

In 2004, Messrs. McMullan and Mahan were required to relocate to Naples, Florida, the corporate headquarters of Bancshares of Florida. Mr. McMullan was reimbursed $8,000 for his moving expenses and Mr. Mahan was reimbursed $25,000 for relocation and moving expenses.

PROPOSAL II

AMENDMENT OF THE 1999 STOCK OPTION PLAN

Our 1999 Stock Option Plan (“Plan”) provides for the issuance of stock options to employees and directors of Bancshares of Florida who are contributing significantly to the management or operation of our or our subsidiaries’ business as determined by the committee administering the Plan. The Plan was approved by the shareholders at the 2000 Annual Meeting and was subsequently expanded at the 2003 and 2004 Annual Meetings.

With this Proposal, we are seeking your approval to again amend the Plan. A copy of the Plan, illustrating the proposed amendment, is included as Exhibit D to this Proxy Statement.

The proposed amendment will increase the number of shares reserved for issuance upon the exercise of stock options granted under the Plan. Currently, 575,000 shares are reserved. If the proposed amendment is adopted, the number of reserved shares will be periodically adjusted so that no less than 11.5% of our outstanding shares will be set aside for grants of options. In no event, however, will the number of reserved shares ever exceed 1,000,000 shares. Based on the number of shares outstanding as of the record date, 61,678 new shares will be reserved. Additionally, we have no specific intention of granting any options to any identified individual at the time more shares may become reserved for issuance under the Plan.

The Plan provides for the grant of options at the discretion of the Board of Directors or a committee designated by the Board of Directors to administer the Plan. Currently, the

Compensation Committee administers the Plan. Stock options granted pursuant to the Plan will expire on or before:

•	The date which is the tenth anniversary of the date the option was granted; or

•	The date which is the fifth anniversary of the date the option was granted, in the event the option is granted to a key employee who owns more than 10% of the total combined voting power of all classes of our stock.

The following table sets forth information about the number of shares reserved for issuance under the Plan at December 31, 2004.

Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted average exercise price of outstanding options	Number of securities remaining available for future issuance
1999 Stock Option Plan Approved by security holders	446,949	$12.18	109,951	(2)

Equity compensation plans not Approved by security holders (1)	303,856	$11.03	N/A

Total	750,805	$11.71	109,951

(1)	Warrants issued to the organizing directors of our subsidiary banks.

(2)	As of the record date, there were 71,326 shares reserved available for future issuance.

Options granted under the Plan may be “incentive stock options” within the meaning of the Internal Revenue Code of 1986, as amended, which are designed to result in beneficial tax treatment to the employee, but no tax deduction for us. Options may also be “compensatory stock options,” which do not give the grantee certain benefits of an incentive stock option, but entitle us to a tax deduction when the options are exercised. Options granted to directors are exclusively compensatory stock options. The exercise price of incentive stock options may not be less than the fair market value of common stock on the date the option is granted. Compensatory stock options may be exercisable at a price equal to or less than the fair market value of a share of common stock at the time of the grant of the option.

No monetary consideration is received by us in return for the grant of options, although consideration is received upon the exercise of options. As of April 18, 2005, the market value of our common stock was $15.50 per share. In 2004, the following options were granted to the five executive officers listed in the above Summary Compensation Table:

(Table to follow this page)

Option Grants

Name	Number of Securities Underlying Option Granted	Percent of Total Options Granted to Employees In 2004	Exercise Price	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term
					5%	10%
Michael L. McMullan	—	—	—	—	—	—
Martin P. Mahan	15,000	10.5%	$16.01	2/12/14	$151,050	$382,800
Julie W. Husler	2,500	1.7%	$16.25	2/12/14	$25,550	$64,750
John B. James	2,500	1.7%	$16.25	2/12/14	$25,550	$64,750
David G. Wallace	20,000	13.9%	$14.74	1/2/14	$185,400	$469,800

Based on the last reported trade of Bancshares of Florida common stock, prior to December 31, 2004, we have estimated the value of Bancshares of Florida common stock to be $16.11 per share. Using this value, the following table sets forth information concerning the value of stock options owned by the five executive officers listed above.

Aggregated Option Values at December 31, 2004

Name	Number of Securities Underlying Unexercised Options at December 31, 2004 Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at December 31, 2004 Exercisable/Unexercisable
Michael L. McMullan	46,500 / 26,000	$281,535 /$148,540
Martin P. Mahan	26,000 / 21,500	$66,130 /$121,045
Julie W. Husler	4,300 / 6,200	$23,148 / $25,382
John B. James	9,800 / 14,000	$56,753 / $73,040
David G. Wallace	6,666 / 13,334	$9,132 / $19,268

Each stock option granted under the Plan has a maximum term of 10 years, subject to earlier termination in the event the participant ceases to be an employee. The exercise price of an option granted under the Plan must be at least 100% of the fair market value of the stock subject to the option on the date of grant, or 110% with respect to an option granted to a holder of more than 10% of the combined voting power of all classes of stock of Bancshares of Florida. In general, options vest ratably over a five-year period commencing one year from the date of grant, except as otherwise decided by the Board of Directors. The purchase price for shares of common stock is payable immediately upon the exercise of the option.

Each stock option granted under the Plan is non-transferable and exercisable only during the holder’s lifetime. In the event that the holder dies prior to exercising an option, such option may be exercised by the personal representative of the holder’s estate for a period of one year after such representative’s appointment. In the event that the holder is terminated for any reason other than death, such option may be exercised at any time prior to the expiration date of the option or within three months after the date of such termination, or within 12 months in the case of an employee who is totally disabled, whichever is earlier, but only to the extent such holder had the right to exercise such option at the date of such termination. If the holder’s employment is terminated as a result of deliberate, willful or gross misconduct, all nonvested rights under the option shall terminate and expire upon such termination. The terminated employee then has three months following termination to exercise any vested options. If options granted under the Plan expire or are terminated for any reason without being exercised, the shares of common stock underlying such grant are placed back into the pool of unallocated options and become available for future grants under the Plan.

In the event of a reorganization, merger or consolidation in which Bancshares of Florida is not the surviving corporation, the sale of substantially all of our assets to another corporation, or a change in control or threatened change in control of Bancshares of Florida, all options granted prior to such event under the Plan may become immediately exercisable at the discretion of our Board of Directors.

As the proposed amendment may increase the number of shares of common stock available to be subject to options, shareholder approval of the amendment is required by the Plan. The amendment will be approved if the votes cast in favor of the amendment exceed those cast against it.

The Board of Directors Recommends that Shareholders Vote “FOR” Amending the

1999 Stock Option Plan to Increase the Number of Options Available for Grant.

RELATIONSHIP WITH INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

KPMG, LLC served as our independent auditors for the fiscal years ended December 31, 2004 and 2003. Bancshares of Florida has received a proposal from KPMG, LLC for continued audit services for 2005. The Audit Committee is reviewing the proposal, but has not yet made a decision whether or not to renew the engagement for 2005.

Bancshares of Florida has been advised by KPMG, LLC that none of its members, or any of its associates, has any direct financial interest or material indirect financial interest in Bancshares of Florida or its subsidiaries. It is expected that a representative of this firm will be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

Fees paid to KPMG, LLC for professional services during 2004 and 2003 were as follows:

Audit Fees: The aggregate fees billed for professional services by KPMG, LLC in connection with the audit of the annual financial statements and the review of the financial statements included in Bancshares of Florida’s quarterly filings with the Securities and Exchange Commission for the fiscal year ended December 31, 2004 and 2003, were $95,000 and $67,000, respectively.

Audit-Related Fees: In 2004 and 2003, KPMG, LLC also billed Bancshares of Florida $5,077 and $8,500, respectively, for fees reasonably related to the performance of its audit and reviews of financial statements. Such fees included travel and miscellaneous related fees.

Tax Fees: In 2004 and 2003, KPMG, LLC also billed Bancshares of Florida $14,000 and $12,500, respectively, for tax compliance and advice, including the preparation of Bancshares of Florida’s corporate tax returns.

All Other Fees: In addition to the fees described above, KPMG, LLC also billed Bancshares of Florida $85,325 in 2004, for services rendered in connection with the 2004 underwritten offering.

Compatibility of Fees: Our Audit Committee has considered the provision of non-audit services by KPMG, LLC and the fees paid to that firm for such services, and believes that the provision of such services and their fees are compatible with maintaining KPMG, LLC’s independence (See “Audit Committee Report”).

PROPOSAL III

ADJOURNMENT OF ANNUAL MEETING

The Board of Directors seeks your approval to adjourn the Annual Meeting in the event that there are not a sufficient number of votes at the Annual Meeting to approve any of Proposals I or II. In order to permit proxies that have been timely received to be voted for an adjournment, we are submitting this proposal as a separate matter for your consideration. If it is necessary to adjourn the Annual Meeting and the adjournment is for a period of less than 30 days, no notice of the time or place of the reconvened meeting will be given to shareholders, other than an announcement made at the Annual Meeting.

The Board of Directors Recommends that Shareholders Vote “FOR”

the Approval of the Adjournment of the Annual Meeting.

SHAREHOLDER PROPOSALS

In order to be eligible for inclusion in our proxy materials for our 2006 Annual Meeting, a shareholder’s proposal to take action at such meeting must be received at our main office at 1185 Immokalee Road, Naples, Florida 34110, on or before December 25, 2005. Proposals must comply with the Securities and Exchange Commission’s proxy rules as provided in 17 C.F.R. Section 240.14a-8 in order to be included in our proxy materials.

NEW BUSINESS

According to our Bylaws, any new business to be taken up at the Annual Meeting must be stated in writing and filed with Bancshares of Florida at least 30 days before the date of the Annual Meeting, in order to be considered at the Annual Meeting. No other proposals shall be acted upon at the Annual Meeting. A shareholder may make a proposal at the Annual Meeting, which may be discussed and considered, but unless stated in writing and filed at least 30 business days before the meeting, such proposal shall not be acted upon except at an adjourned Annual Meeting, Special Meeting, or subsequent Annual Meeting of the Shareholders.

COMPLIANCE WITH SECTION 16(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors and any person who beneficially owns more than 10% of our common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and more than 10% shareholders are required by regulation to furnish us with copies of all Section 16(a) forms which they file. During 2004, certain of our directors and executive officers who own our stock filed Form 3s or Form 4s with the Securities and Exchange Commission. The information on these filings reflects the current ownership position of all such individuals. Based solely on the review of copies of the filings we have received or written representations from such reporting persons, it is our belief that during 2004, all such filings by our officers, directors or 10% shareholders were made timely, except Earl L. Frye, H. Wayne Huizenga, Jr., Edward Kaloust, LaVonne Johnson, Martin P. Mahan, Harry K. Moon, M.D., Michael T. Putziger and Terry W. Stiles, who each filed one late form.

STOCK PERFORMANCE GRAPH

The following graph compares Bancshares of Florida’s cumulative stockholder’s return on our common stock with: (i) SNL Financial LC’s index for southeastern banks and bank holding companies; and (ii) the Russell 3000 Index, which pertains to listed companies representing 98% of the U.S. market for the period from February 11, 2003 (the date of our initial public offering) to December 31, 2004, inclusive.

Bancshares of Florida, Inc.

	Period Ending
Index	02/11/03	06/30/03	12/31/03	06/30/04	12/31/04
Bancshares of Florida, Inc.	100.00	97.19	144.71	137.35	158.16
Russell 3000 Index	100.00	119.19	138.59	143.57	155.15
SNL Southeast Bank Index	100.00	115.33	129.23	133.18	153.25

The graph assumes an initial investment of $100 on February 11, 2003.

INFORMATION PERTAINING TO FLORIDA INTANGIBLE TAX

AND VALUATION OF BANK COMMON STOCK

Section 199.032, Florida Statutes, imposes a tax of one mil (0.001%) on the just value of certain intangible assets having a taxable status in Florida. Such assets include securities such as our common stock. Payment of this tax is due by June 30, 2005. There is, however, an exemption from payment, if the aggregate intangible tax due from a taxpayer is less than $60.00. Pursuant to Section 199.062, Florida Statutes, we are obligated to inform our shareholders as to the just value of bank common stock as of December 31, 2004. Based on reported recent trades of our common stock, we believe that $16.11 per share is a valid estimate of the just value of a share of our common stock for the purposes of Section 199.062. Based on this estimate, the tax imposed on each share of Bancshares of Florida’s common stock would be $0.01611. Please be advised that the Florida Department of Revenue is not obligated to accept our estimate. If you have any questions regarding your duty to pay the intangible tax or the tax in general, you should consult with your attorney or tax adviser.

OTHER MATTERS WHICH MAY PROPERLY COME

BEFORE THE ANNUAL MEETING

The Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting, other than those matters described in this Proxy Statement. If any other matters should properly come before the Annual Meeting, however, it is intended that the proxies solicited hereby will be voted in accordance with the judgment of the person or persons voting the proxies.

SOLICITATION

The cost of soliciting proxies on behalf of the Board of Directors for the Annual Meeting will be borne by Bancshares of Florida. Proxies may be solicited by directors, officers or our regular employees, in person or by telephone, e-mail or mail. We are requesting persons and entities holding shares in their names, or in the names of their nominees, to send proxy materials to, and obtain proxies from, such beneficial owners. Those persons and entities will be reimbursed for their reasonable out-of-pocket expenses. Because of the number of our shares that are held in street name, Bancshares of Florida has retained Regan & Associates, Inc., to aid in the solicitation of shareholders, brokers, banks and other institutional investors for an estimated fee of $6,000.

AVAILABILITY OF OTHER INFORMATION

Accompanying this Proxy Statement is our 2004 Annual Report, which includes our audited financial statements. The Annual Report and other corporate information is also available in the Investor Relations section of our corporate website, www.bankofflorida.com. Additional printed copies of our Annual Report are available to shareholders at no charge. Any shareholder who would like an additional copy may contact:

Bancshares of Florida, Inc.

1185 Immokalee Road

Naples, Florida 34110

Attention: David G. Wallace, Chief Financial Officer

(239) 254-2100- telephone number

We currently file periodic reports (including Form 10-KSBs and Form 10-QSBs) with the Securities and Exchange Commission. These periodic reports are filed electronically via EDGAR and can be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at its Public Reference Section, 450 Fifth Street, NW, Washington, DC 20549. The Securities and Exchange Commission maintains a website that contains registration statements, reports, proxy and information statements and other information regarding registrants that file electronically. Information filed by Bancshares of Florida is also available for review on this website at www.sec.gov.

BANCSHARES OF FLORIDA, INC.

April 25, 2005

EXHIBIT A

FIRST AMENDED AND RESTATED

NOMINATING AND CORPORATE GOVERNANCE

COMMITTEE CHARTER

FIRST AMENDED AND RESTATED

NOMINATING AND CORPORATE GOVERNANCE

COMMITTEE CHARTER

The Board of Directors (“Board”) of Bancshares of Florida, Inc. (“Bancshares”) has established a Nominating and Corporate Governance Committee (“Committee”) to assist the Board in: (i) ensuring an appropriate structure for management succession and development; (ii) developing an effective process for director selection and tenure; (iii) identifying and interviewing individuals qualified to serve on the Board; (iv) establishing a process to evaluate individual Board member contributions and participation; and (v) developing and recommending to the Board corporate governance principles and practices best suited to Bancshares.

Membership – The Committee shall be composed entirely of independent directors as defined by the National Association of Securities Dealers’ requirements, and other applicable laws and regulations. The current members of the Committee are listed on the attached Schedule A, which is incorporated herein by reference. A majority of the members of the Committee shall constitute a quorum for the transaction of business. The Secretary to the Committee shall record the minutes. Approval of any matter by a majority of the members present at a meeting at which a quorum is present shall constitute approval of that matter by the Committee. The Committee may also act by unanimous written consent without a meeting.

The Committee may invite members of management or other persons to each meeting, or a part thereof, or may meet in executive session without others present, as the Committee may determine in its discretion. The Committee shall have the authority to obtain advice and seek assistance in carrying out its purposes from the Company’s or independent legal counsel and other advisors as it determines is necessary or appropriate to carry out its purposes under this Charter.

Oversight Areas –

1.	Recommend the number of directors to be elected to the Board and ensure that a majority of the Board consists of independent directors.

2.	Recommend slate of directors for Bancshares and its wholly-owned subsidiaries for the respective Annual Meeting of Shareholders.

3.	Review and recommend to management how to handle and address shareholder proxy proposals.

4.	To the extent the Committee determines to be necessary, develop and review information about, and perform background checks and conduct interviews of such candidates, as well as candidates for directors who may be proposed by stockholders who meet the Board’s criteria for selecting new directors.

5.	Annually, conduct an evaluation of the performance of its Board and that of the individual directors, as well as the performance of the various committees of Bancshares’ Board.

6.	Recommend termination of membership of individual directors in accordance with corporate policy, for “cause” as defined by Bancshares’ Bylaws, or other appropriate reasons.

7.	Coordination of Board agenda and meeting schedules.

8.	Recommend assignment and composition of Committee memberships for the Board.

9.	Develop and provide training and educational programs for directors.

10.	Examine Board meeting policies, such as meeting schedule and location, meeting agenda, the presence and participation of non-director senior executives and written materials distributed in advance of meetings.

11.	Monitor ongoing developments, including legislative and regulatory initiatives, pertaining to corporate governance principles that may be applicable to Bancshares.

12.	Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws, regulations and National Association of Securities Dealers’ requirements, and review and recommend any revisions to Bancshares’ Code of Conduct in connection therewith on an annual basis, or more frequently if appropriate.

13.	Review and recommend to the Board the adoption and revision of Bancshares’ corporate governance documents (e.g., Articles of Incorporation, Bylaws, Committee Charters, etc.)

14.	Review and consider potential conflicts of interest of members of the Board and of the executive officers of Bancshares.

15.	Review the outside activities of members of the Board and the executive officers of Bancshares to the extent necessary to ensure that such activities do not unreasonably interfere with the fulfillment of their duties and obligations to Bancshares.

16.	Regularly report Committee actions to the Board of Directors with such recommendations as the Committee may deem appropriate.

17.	Annually review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

18.	Undertake any other matter specifically delegated to the Committee from time to time by the Board and perform any other activities consistent with this Charter, Bancshares’ Bylaws, National Association of Securities Dealers requirements, and applicable laws and regulations as the Committee or the Board deems appropriate. .

Agenda Items – The Committee typically meets two times a year, or at such other time as deemed necessary upon notice by the Chairman of the Committee. The Chairman shall establish the agenda for each meeting. The two scheduled meetings are as follows:

March:	Consideration and recommendation of director nominations, including potential individual assignments to the respective committees.

November:	Review the composition of the Board and committees, as well as the performance of individual directors.

The Board of Directors, at its regularly scheduled meeting held on January 18, 2005, approved the foregoing First Amended and Restated Nominating and Corporate Governance Committee Charter.

/s/ Arlette Yassa
Arlette Yassa, Corporate Secretary

SCHEDULE A

MEMBERS OF THE

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Donald R. Barber, Chairman

LaVonne Johnson

Harry K. Moon, M.D.

Michael Putziger

Richard Rochon

Terry Stiles

Schedule A amended this 18th day of January, 2005.

EXHIBIT B

FIRST AMENDED AND RESTATED

COMPENSATION COMMITTEE CHARTER

FIRST AMENDED AND RESTATED

COMPENSATION COMMITTEE CHARTER

The Board of Directors of Bancshares of Florida, Inc. (“Bancshares”) has established a Compensation Committee to act on behalf of, and with the concurrence of, the Board of Directors (“Board”) with respect to matters relating to the compensation and personnel policies, programs and plans, including management development and succession plans, and to approve employee compensation and benefit programs.

The Compensation Committee is to be composed entirely of independent directors as defined by the regulations of the National Association of Securities Dealers and the provisions of the Sarbanes-Oxley Act. The current members of the Compensation Committee are listed on Schedule A attached hereto and incorporated herein by reference. Should any member of the Compensation Committee cease to be an independent director, such member shall immediately resign his or her membership on the Compensation Committee.

In discharging its duties, the Compensation Committee shall have the authority to retain special legal, accounting or other consultants to advise the Compensation Committee. The Compensation Committee may request any officer or employee of Bancshares or Bancshares’ Corporate Counsel to attend a meeting of the Compensation Committee or to meet with any members of, or consultants to, the Compensation Committee.

The Compensation Committee shall make regular reports to the Board. Nothing in this Charter should be construed as precluding discussion of CEO compensation with the Board generally, as it is not the intent of this Charter to impair communication among members of the Board.

1.	Oversight Responsibilities – In consultation with Bancshares’ Chief Executive Officer, annually review and recommend to the Board of Directors compensation and incentive programs for executive officers of Bancshares and its subsidiaries.

2.	Annually review and recommend to the Board changes to the outside Board of Directors compensation. (Board must approve compensation of Directors.)

3.	Review and approve any employment agreements, and any amendments thereto, change in control agreements, and severance agreements for executive officers of Bancshares and the executive officers of its subsidiaries.

4.	Review, amend, or establish compensation policies and procedures for Bancshares and its wholly-owned subsidiaries. Any amendments or changes to a compensation policy or procedure, or the creation of a new compensation policy or procedure, shall be presented and submitted for ratification at the next Executive Committee or Board of Directors meeting.

5.	Administer, interpret and implement Bancshares’ executive compensation programs and policies in a manner consistent with Bancshares’ corporate financial goals and compensation philosophy including, but without limitation, the following activities:

i.	Perform an annual assessment of the Chief Executive Officer’s performance and report findings to the Chief Executive Officer and Board.

ii.	In conjunction with the Chief Executive Officer, recommend to the Board, executive officer appointments.

iii.	Review and approve compensation levels for Bancshares’ executive officers.

iv.	Review, consider and approve participation and eligibility in the various components of Bancshares’ executive compensation.

v.	Periodically review executive supplementary benefits and, as appropriate, the retirement, benefit, and special compensation programs of Bancshares and its subsidiaries.

vi.	In consultation with the Chief Executive Officer and Chief Operating Officer, establish annual and long-term performance criteria and goals at the beginning of each year for the executive officers of Bancshares.

6.	Approve the Compensation Committee Annual Report for the Proxy Statement. The Annual Report shall summarize the compensation for Bancshares’ top five, most highly compensated executive officers and explain the relationship between executive officer compensation and Bancshares’ performance, as required by the Securities and Exchange Commission and generally accepted business practices.

7.	In consultation with the Chief Executive Officer, ensure that Bancshares has adequate management succession.

8.	In consultation with the Bancshares’ Chief Executive Officer, establish a general compensation approach and philosophy applicable, in general, to employees of Bancshares and its subsidiaries.

9.	Subject to items that require approval of Bancshares’ Board and/or shareholders, approve and administer Bancshares’ 1999 Stock Incentive Plan, as amended.

10.	Conduct an annual performance evaluation of the Compensation Committee.

11.	Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

Meetings – The Compensation Committee shall generally meet four times a year, or at such other times as called by the Chairman of the Compensation Committee as needed. The meetings can be held either in person or by teleconference. A majority of the members of the Compensation Committee shall constitute a quorum for the transaction of business. The Secretary to the Compensation Committee shall record the minutes. Approval of any matter by a majority of members present at a meeting at which a quorum is present shall constitute approval of that matter by the Compensation Committee. The Compensation Committee may also act by written consent without a meeting. The Compensation Committee may form and delegate authority to a sub-committee(s) when appropriate; provided that any such sub-committee must be composed entirely of independent directors.

Agenda Items – The activities of the Compensation Committee are developed from year-to-year by the Compensation Committee in consultation with management.

February:	Long-term incentive compensation. Grants of stock options. Restricted stock plan awards. Prepare Compensation Committee Annual Report

August:	Grants of stock options. Base salaries (executive officers). Mid-year performance evaluation of executive officers.

October:	Meet with management to present their annual reviews.

November:

Progress in compliance with labor laws.

Top management bonuses.

Key employee compensation awards.

All-employee bonuses.

Management resources available, versus current and future needs.

Review of CEO and COO and other key officers

Approve as needed:	Changes in benefit plans. Changes in appointments, compensation packages, or merit increases.

The foregoing Compensation Committee Charter was approved by the Board of Directors meeting held on January 18, 2005.

/s/ Arlette Yassa
Arlette Yassa, Corporate Secretary

MEMBERS

OF THE

COMPENSATION COMMITTEE

Harry K. Moon, M.D., Chairman

Joe B. Cox

Earl L. Frye

LaVonne Johnson

Richard Rochon

Schedule A amended this 18th day of January, 2005.

EXHIBIT C

SECOND AMENDED AND RESTATED

CHARTER OF THE AUDIT COMMITTEE

SECOND AMENDED AND RESTATED

CHARTER OF THE AUDIT COMMITTEE

The Board of Directors of Bancshares of Florida, Inc. (“Bancshares”) has established an Audit Committee (“Committee”) to act on behalf of, and with the concurrence of, the Board of Directors (“Board”) to assist the Board in fulfilling its oversight responsibilities as outlined under the Sarbanes-Oxley Act of 2002. The Committee’s primary duties and responsibilities include:

•	Monitoring the integrity of Bancshares’ financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

•	Monitoring the independence and performance of Bancshares’ independent auditors and internal auditing function (including an outsource service provider).

•	Providing an avenue for candid communications among the independent auditors, management, the Board, and legal counsel.

•	Serving as an oversight committee for the financial reporting of all subsidiaries of Bancshares.

In discharging its duties, the Committee has the authority to conduct any investigation appropriate in fulfilling its responsibilities. The Committee has direct access to the independent auditors as well as to anyone at Bancshares or its subsidiaries, in that it may request any officer or employee of Bancshares or its subsidiaries to attend a meeting with the Committee or to meet with any members of, or consultants to the Committee. In addition, the Committee may retain the services of accountants, attorneys, or other expert advisors as it deems necessary in the performance of its duties, which costs for such services shall be borne by Bancshares.

Audit Committee Composition:

The Committee shall meet the requirements of NASDAQ Rule 4350(d)(2). Under this rule, the Committee shall be comprised of a minimum of three (3) directors as selected by the Board, each of whom shall be independent (as defined by the regulations of the National Association of Securities Dealers and the provisions of the Sarbanes-Oxley Act) non-executive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. The current members are listed on Schedule A, attached hereto and incorporated herein by reference. Should any member cease to be an independent director, such director shall resign immediately from the Committee; except when determined by the Board that the director’s membership on the Committee is in the best interest of Bancshares and such lack of independence is within the exception provided under NASDAQ Rule 4350(d)(2)(B) or as proscribed by the Sarbanes-Oxley Act.

The Committee members shall be appointed by the Board. In selecting the members of the Committee, the Board shall carefully evaluate the education and experience of the candidate, in accordance with the criteria set forth below:

•	The Committee must have at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience, which makes a person sophisticated in financial management and qualifies such person to be designated as a “financial expert.”

•	In addition, all members should be financially literate and have a sufficient understanding of financial reporting and systems of internal controls to properly exercise oversight of these matters.

•	Members must be able to devote significant commitments of time in the preparation for and participation in the Committee meetings.

If a Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

Audit Committee Meetings:

The Committee shall meet at least four times annually, separately or combined with the entire Board, subject to the majority of the independent directors being present, or more frequently as circumstances dictate. The Committee Chair shall prepare and/or approve an agenda in advance of each meeting. Management should be available to meet with the Committee to discuss the financial reports and statements that are being presented for review and approval. The Committee should also meet privately in executive session at least annually with the independent auditor and solely as a committee to discuss any matters that the Committee believes should be discussed.

Audit Committee Responsibilities and Duties:

Procedures:

1.	Review and reassess the adequacy of this Charter (“the Charter”) at least annually. Submit the Charter to the Board for approval and have the Charter published at least every three years in Bancshares’ Proxy Statement.

2.	Discuss Bancshares’ annual audited financial statements and reports prior to distribution. This should include a discussion with management and independent auditors of significant issues regarding accounting principles, practices and judgments.

3.	In consultation with management, the independent auditors, and other auditors, consider the integrity of Bancshares’ reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent and other auditors, together, with management’s responses.

4.	Review with management and the independent auditors, Bancshares’ quarterly financial results prior to the release of earnings and/or Bancshares’ quarterly financial statements prior to distribution. Discuss any significant changes to Bancshares’ accounting principles and any items required to be communicated by the independent auditors in accordance with AICPA SAS 61. The Chair or a member of the Committee designated by the Committee may represent the entire Committee for purposes of this review.

Actions Taken with Independent Auditors at Commencement of Each Fiscal Year:

5.	The Committee shall discuss with the independent auditors any relationships or services that may affect the auditors’ objectivity or independence. If the Committee is not satisfied with the auditors’ assurances of independence, it shall take appropriate action to ensure the independence of the independent auditors.

6.	Approve the fees and other significant compensation to be paid to the independent auditors.

7.	Review the independent auditors audit plan – discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approaches.

8.	Consider the independent auditors’ judgments about the quality and appropriateness of Bancshares’ accounting principles as applied in its financial reporting.

9.	Approve in advance all audit, audit related, tax, and other non-audit services to be provided by the independent auditors, ensuring that the performance of any non-audit services would not impair the independence of the auditors.

10.	Ensure that the independent auditors partner rotation policy conforms to the requirements of the Sarbanes-Oxley Act.

Actions Taken with Independent Auditors at Year End:

11.	The independent auditors are ultimately accountable to the Committee and to the Board. The Committee shall hire Bancshares’ independent auditors and subsequently review the independence and performance of the auditors to determine whether to continue the engagement of the independent auditors or approve any discharge of auditors if circumstances warrant.

12.	Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to Committees in accordance with AICPA SAS 61.

13.	Review with the independent auditor any problems or difficulties that may have arisen in connection with the audit. Such review shall include any restrictions on the scope of the activities or access to requested information, and any changes required in the planned scope of the audit.

14.	The Committee shall annually review the performance (effectiveness, objectivity, and independence) of the independent auditors. The Committee shall ensure receipt of a formal written statement from the independent auditors consistent with standards set by the Independence Standards Board.

15.	Review the appointment, performance, and replacement of the senior internal audit executive and/or outsource service provider.

Internal Audit and Legal Compliance:

16.	Review the budget, plan, changes in plan, activities, organizational structure, and qualifications of the internal audit department and/or outsource service provider, as needed.

17.	Review significant reports prepared by the outsourced internal audit service provider together with management’s response and follow-up to these reports.

18.	On at least an annual basis, review with Bancshares’ counsel, any legal matters that could have a significant impact on the organization’s financial statements, Bancshares’ compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

19.	On a quarterly basis discuss the following with management and the independent auditors, if necessary: 1) any significant deficiency in the system or operation of internal controls which could adversely affect Bancshares’ ability to record, process, summarize, or report financial data; and 2) any fraud, whether or not material, that involves the management or other employees which could affect Bancshares’ internal controls.

Other Audit Committee Responsibilities:

20.	Annually prepare a report to the shareholders as required by the Securities and Exchange Commission. The report should be included in Bancshares’ Proxy Statement for the Annual Meeting of Shareholders.

21.	Establish procedures for the confidential and anonymous reporting of any complaints or concerns regarding Bancshares’ accounting, internal controls, or other audit related matter, and responding to any such complaints.

22.	Approve any related party transactions between Bancshares and its management, directors, or any of their affiliates.

23.	At the beginning of each fiscal year, establish an agenda for that year for the Committee.

24.	Conduct an annual self-evaluation of the Committee members.

25.	Perform any other activities consistent with this Charter, Bancshares’ Bylaws, and governing law as the Committee or the Board deems necessary or appropriate.

26.	Maintain minutes of meetings and periodically report to the Board on significant results of the foregoing activities.

The foregoing Second Amended and Restated Charter of the Audit Committee was approved by the Board of Directors at a meeting held on April 19, 2005.

/s/ Arlette Yassa
Arlette Yassa, Corporate Secretary

MEMBERS OF THE AUDIT COMMITTEE

Ramon A. Rodriguez, Chairman

Donald R. Barber

Joe B. Cox

LaVonne Johnson

Edward Kaloust

Michael Putziger (Chairman – as of May 24, 2005)

Schedule A amended this 19th day of April, 2005.

EXHIBIT D

1999 STOCK OPTION PLAN

WITH PROPOSED AMENDMENT

BANCSHARES FLORIDA, INC.

1999 STOCK OPTION PLAN

EFFECTIVE AS OF AUGUST 24, 1999

1. PURPOSE

The primary purpose of the Citizens Bancshares of Southwest Florida, Inc. 1999 Stock Option Plan (the “Plan”) is to encourage and enable eligible directors, officers, key employees and certain consultants and advisors of Citizens Bancshares of Southwest Florida, Inc. (the “Company”) and its subsidiaries to acquire proprietary interests in the Company through the ownership of Common Stock of the Company. The Company believes that directors, officers and key employees who participate in the Plan will have a closer identification with the Company by virtue of their ability as shareholders to participate in the Company’s growth and earnings. The Plan also is designed to provide motivation for participating directors, officers and key employees to remain in the employ of and to give greater effort on behalf of the Company. It is the intention of the Company that the Plan provide for the award of “incentive stock options” qualified under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations promulgated thereunder, as well as the award of non-qualified stock options. Accordingly, the provisions of the Plan related to incentive stock options shall be construed so as to extend and limit participation in a manner consistent with the requirements of Section 422 of the Code.

2. DEFINITIONS

The following words or terms shall have the following meanings:

(a)	“Agreement” shall mean a stock option agreement between the Company and an Eligible Employee or Eligible Participant pursuant to the terms of this Plan.

(b)	“Board of Directors” shall mean the Board of Directors of the Company.

(c)	“Committee” shall mean the committee appointed by the Board of Directors to administer the Plan, if any, as set forth in Section 5 of the Plan.

(d)	“Company” shall mean Citizens Bancshares of Southwest Florida, Inc., a Florida corporation.

(e)	“Eligible Employee(s)” shall mean key employees regularly employed by the Company or a Subsidiary (including officers, whether or not they are directors) as the Board of Directors or the Committee shall select from time to time.

(f)	“Eligible Participant(s)” shall mean directors, officers, key employees of the Company and its Subsidiaries, consultants, advisors and other persons who may not otherwise be eligible to receive Qualified Incentive Options pursuant to Section 8 of the Plan.

(g)

“Market Price” shall mean the closing price of the Company’s Common Stock on the date in question, as quoted by the Nasdaq National Market or the Nasdaq SmallCap Market (or other nationally recognized quotation service). If the Company’s Common Stock is not traded on the Nasdaq Stock Market but is registered on a national securities exchange, “Market Price” shall mean the closing sales price of the Company’s Common Stock on such national securities exchange. If the Company’s shares of Common Stock are not traded on a national securities exchange or through any other nationally recognized quotation service, then “Market Price” shall mean the fair market value of the Company’s Common Stock as determined by the Board of Directors or the Committee, acting in good faith, under any method consistent with the Code, or Treasury Regulations thereunder, as the Board of Directors or the Committee shall in its discretion select and apply at the time of the grant of the option concerned. Subject to the foregoing, the Board of Directors or the Committee, in fixing the market price, shall have full authority and discretion and be fully protected in doing so.

(h)	“Optionee” shall mean an Eligible Employee or Eligible Participant having a right to purchase Common Stock under an Agreement.

(i)	“Option(s)” shall mean the right or rights granted to Eligible Employees or Eligible Participants to purchase Common Stock under the Plan.

(j)	“Plan” shall mean this Citizens Bancshares of Southwest Florida, Inc. 1999 Stock Option Plan.

(k)	“Shares,” “Stock,” or “Common Stock” shall mean shares of the $.01 par value common stock of the Company.

(l)	“Subsidiary” or “Subsidiaries” shall mean any corporation(s) of which the Company owns or controls, directly or indirectly, more than a majority of the voting stock.

(m)	“Ten Percent Owner” shall mean an individual who, at the time an Option is granted, owns or controls, directly or indirectly, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a Subsidiary.

3. EFFECTIVE DATE

The effective date of the Plan (the “Effective Date”) shall be the date the Plan is adopted by the Board of Directors. The Plan must subsequently be approved by the shareholders of the Company by the affirmative vote of the holders of not less than a majority of the Shares voted at a meeting at which a quorum is present, which shareholder vote must be taken no later than twelve months after the date the Plan is adopted by the Board of Directors. In the event shareholder approval of the adoption of the Plan is not obtained within the aforesaid twelve month period, any Options granted in the intervening period shall be void.

4. SHARES RESERVED FOR PLAN

The shares of the Company’s Common Stock to be sold to Eligible Employees and Eligible Participants under the Plan may at the election of the Board of Directors be either treasury shares or shares originally issued for such purpose. The maximum number of Shares which shall be reserved and made available for sale under the Plan shall be 11.5% of the total shares of the Company’s Common Stock outstanding at any time; provided, however, the number of such reserved shares shall never exceed 1,000,000. Such Shares, however, shall be

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subject to the adjustments provided in Section 8(h). Any Shares subject to an Option which for any reason expires or is terminated unexercised may again be subject to an Option under the Plan.

5. ADMINISTRATION OF THE PLAN

The Plan shall be administered by the Board of Directors or the Committee. The Committee shall be comprised of not less than two members appointed by the Board of Directors of the Company from among its members, each of whom qualifies as a “Non-Employee Director” as such term is defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor regulation.

Within the limitations described herein, the Board of Directors of the Company or the Committee shall administer the Plan, select the Eligible Employees and Eligible Participants to whom Options will be granted, determine the number of shares to be optioned to each Eligible Employee and Eligible Participant and interpret, construe and implement the provisions of the Plan. The Board of Directors or the Committee shall also determine the price to be paid for the Shares upon exercise of each Option, the period within which each Option may be exercised, and the terms and conditions of each Option granted pursuant to the Plan. The Board of Directors and Committee members shall be reimbursed for out-of-pocket expenses reasonably incurred in the administration of the Plan.

If the Plan is administered by the Board of Directors, a majority of the members of the Board of Directors shall constitute a quorum, and the act of a majority of the members of the Board of Directors present at any meeting at which a quorum is present, or acts approved in writing by all members of the Board of Directors shall be the acts of the Board of Directors. If the Plan is administered by the Committee, a majority of the members of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all of the members of the Committee shall be the acts of the Committee.

6. ELIGIBILITY

Options granted pursuant to Section 8 shall be granted only to Eligible Employees. Options granted pursuant to Section 9 may be granted to Eligible Employees and to Eligible Participants.

7. DURATION OF THE PLAN

The Plan shall remain in effect until all Shares subject to or which may become subject to the Plan shall have been purchased pursuant to Options granted under the Plan; provided that Options under the Plan must be granted within ten years from the Effective Date. The Plan shall expire on the tenth anniversary of the Effective Date.

8. QUALIFIED INCENTIVE OPTIONS

It is intended that Options granted under this Section 8 shall be qualified incentive stock options under the provisions of Section 422 of the Code and the regulations thereunder or corresponding provisions of subsequent revenue laws and regulations in effect at the time such Options are granted. Such Options shall be evidenced by stock option agreements in such form

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and not inconsistent with this Plan as the Committee or the Board of Directors shall approve from time to time, which Agreements shall contain in substance the following terms and conditions:

(a) Price. The purchase price for shares purchased upon exercise will be equal to the Market Price on the day the Option is granted; provided that the purchase price of stock deliverable upon the exercise of a qualified incentive stock option granted to a Ten Percent Owner under this Section 8 shall be not less than 110% of the Market Price on the day the Option is granted, as determined by the Board of Directors or the Committee, but in no case less than the par value of such stock.

(b) Number of Shares. The Agreement shall specify the number of Shares which the Optionee may purchase under such Option, as determined by the Board of Directors or the Committee.

(c) Exercise of Options. The Shares subject to the Option may be purchased in whole or in part by the Optionee in accordance with the terms of the Agreement from time to time after shareholder approval of the Plan, as determined by the Board of Directors or the Committee, but in no event later than ten years from the date of grant of the Option. Notwithstanding the foregoing, Shares subject to an Option which is a qualified incentive stock option granted to a Ten Percent Owner under this Section 8 may be purchased from time to time but in no event later than five years from the date of grant of the Option.

(d) Medium and Time of Payment. Stock purchased pursuant to an Agreement shall be paid for in full at the time of purchase. Payment of the purchase price shall be in cash or, in lieu of payment of all or part of the purchase price in cash, the Optionee may surrender to the Company Common Stock valued at the Market Price on the date of exercise of the Option in accordance with the terms of the Agreement. Upon receipt of payment, the Company shall, without transfer or issue tax, deliver to the Optionee (or other person entitled to exercise the Option) a certificate or certificates for such Shares.

(e) Rights as a Shareholder. An Optionee shall have no rights as a shareholder with respect to any Shares covered by an Option until the date of issuance of the stock certificate to the Optionee for such Shares. Except as otherwise expressly provided in the Plan, no adjustments shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued.

(f) Nonassignability of Option. No Option shall be assignable or transferable by the Optionee except by will or by the laws of descent and distribution. During the lifetime of the Optionee, the Option shall be exercisable only by him or her.

(g) Effect of Termination of Employment or Death. In the event an Optionee during his or her lifetime ceases to be an employee of the Company or of any Subsidiary of the Company for any reason (including retirement) other than death or permanent and total disability, any Option or unexercised portion thereof which was otherwise exercisable on the date of termination of employment shall expire unless exercised within a period of three months from the date on which the Optionee ceased to be an employee, but in no event after the term provided in the Optionee’s Agreement. In the event an Optionee ceases to be an employee of the Company or of any Subsidiary of the Company for any reason (including retirement) other than

4

death or permanent and total disability prior to the time that an Option or portion thereof becomes exercisable, such Option or portion thereof which is not then exercisable shall terminate and be null and void. Whether authorized leave of absence for military or government service shall constitute termination of employment for the purpose of this Plan shall be determined by the Board of Directors or the Committee, which determination shall be final and conclusive.

In the event an Optionee ceases to be an employee of the Company or any Subsidiary of the Company by reason of death or permanent and total disability, any Option or unexercised portion thereof which was otherwise exercisable on the date such Optionee ceased employment shall expire unless exercised within a period of one year from the date on which the Optionee ceased to be an employee, but in no event after the term provided in the Optionee’s Agreement. In the event that an Optionee during his or her lifetime ceases to be an employee of the Company or any Subsidiary of the Company by reason of death or permanent and total disability, any Option or portion thereof which was not exercisable on the date such Optionee ceased employment may, in the discretion of the Board of Directors or the Committee, be accelerated and become immediately exercisable for a period of one year from the date on which the Optionee ceased to be an employee, but in no event shall the exercise period extend past the term provided in the Optionee’s Agreement.

“Permanent and total disability” as used in this Plan shall be as defined in Section 22(e)(3) of the Code.

In the event of the death of an Optionee, the Option shall be exercisable by his or her personal representatives, heirs or legatees, as provided herein.

(h) Recapitalization. In the event dividends are payable in Common Stock or in the event there are splits, subdivisions or combinations of shares of Common Stock, the number of Shares available under the Plan shall be increased or decreased proportionately, as the case may be, and the number and Option exercise price of Shares deliverable upon the exercise thereafter of any Option theretofore granted shall be increased or decreased proportionately, as the case may be, as determined to be proper and appropriate by the Board of Directors or the Committee.

(i) Reorganization. In the event the Company is merged or consolidated with another corporation and the Company is not the surviving corporation, or in case the property or stock of the Company is acquired by another corporation, or in case of a separation, reorganization, recapitalization or liquidation of the Company, the Board of Directors of the Company, or the Board of Directors of any corporation assuming the obligations of the Company hereunder, shall either: (i) make appropriate provision for the protection of any outstanding Options by the substitution on an equitable basis of appropriate stock of the Company, or of the merged, consolidated or otherwise reorganized corporation which will be issuable in respect to the shares of Common Stock of the Company, provided only that the excess of the aggregate fair market value of the Shares subject to option immediately after such substitution over the purchase price thereof is not more than the excess of the aggregate fair market value of the Shares subject to option immediately before such substitution over the purchase price thereof; or (ii) provide written notice to the Optionee that the Option (including, in the discretion of the Board of Directors, any portion of such Option which is not then exercisable) must be exercised within sixty days of the date of such notice or it will be terminated. If any adjustment under this Section 8(i) would create a fractional Share or a right to acquire a fractional Share, such shall be disregarded and the number of Shares available under the Plan and the number of Shares covered under any Options previously granted pursuant to the Plan shall be the next lower number of

5

Shares, rounding all fractions downward. An adjustment made under this Section 8(i) by the Board of Directors shall be conclusive and binding on all affected persons.

Except as otherwise expressly provided in this Plan, the Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class, or by reason of any dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another corporation; and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or prices of Shares subject to an Option.

The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

(j) Annual Limitation. The aggregate fair market value (determined at the time the Option is granted) of the Shares with respect to which incentive stock options are exercisable for the first time by an Optionee during any calendar year (under all incentive stock option plans of the Company and its Subsidiaries) shall not exceed $100,000. Any excess over such amount shall be deemed to be related to and part of a non-qualified stock option granted pursuant to Section 9.

(k) General Restriction. Each Option shall be subject to the requirement that if at any time the Board of Directors shall determine, in its reasonable discretion, that the listing, registration or qualification of the Shares subject to such Option upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issue or purchase of Shares thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. Alternatively, such Options shall be issued and exercisable only upon such terms and conditions and with such restrictions as shall be necessary or appropriate to effect exemption from such listing, registration, or other qualification requirement.

9. NON-QUALIFIED OPTIONS

The Board of Directors or the Committee may grant to Eligible Employees or Eligible Participants Options under the Plan which are not qualified incentive stock options under the provisions of Section 422 of the Code. Such non-qualified options shall be evidenced by Agreements in such form and not inconsistent with this Plan as the Board of Directors or the Committee shall approve from time to time, which Agreements shall contain in substance the same terms and conditions as set forth in Section 8 hereof with respect to qualified incentive stock options; provided, however, that:

(i) the limitations set forth in Sections 8(a) and 8(c) with respect to Ten Percent Owners shall not be applicable to non-qualified options granted to any Ten Percent Owner;

(ii) the limitations set forth in Section 8(g) with respect to termination of employment or death shall not be applicable to non-qualified option grants, and any such limitations shall be

6

determined on a case by case basis by the Board of Directors or the Committee at the time of the non-qualified option grant;

(iii) the limitation set forth in Section 8(j) with respect to the annual limitation of incentive stock options shall not be applicable to non-qualified option grants; and

(iv) non-qualified options may be granted at a purchase price equal to not less than 75% of the Market Price on the day the Option is granted.

10. AMENDMENT OF THE PLAN

The Plan may at any time or from time to time be terminated, modified or amended at a meeting of the shareholders of the Company at which a quorum is present by the affirmative vote of the holders of a majority of the Shares voted on such issue. The Board of Directors may at any time and from time to time modify or amend the Plan in any respect, except that without shareholder approval the Board of Directors may not: (1) increase the maximum number of Shares for which Options may be granted under the Plan (other than increases due to changes in capitalization as referred to in Section 8(h) hereof); or (2) change the class of persons eligible for qualified incentive options. The termination or any modification or amendment of the Plan shall not, without the written consent of an Optionee, affect his or her rights under an Option or right previously granted to him or her. With the written consent of the Optionee affected, the Board of Directors or the Committee may amend outstanding option agreements in a manner not inconsistent with the Plan. Without employee consent, the Board of Directors may at any time and from time to time modify or amend outstanding option agreements in such respects as it shall deem necessary in order that incentive options granted hereunder shall comply with the appropriate provisions of the Code and regulations thereunder which are in effect from time to time respecting “Qualified Incentive Options.” The Company’s Board of Directors may also suspend the granting of Options pursuant to the Plan at any time and may terminate the Plan at any time; provided, however, no such suspension or termination shall modify or amend any Option granted before such suspension or termination unless: (1) the affected participant consents in writing to such modification or amendment; or (2) there is a dissolution or liquidation of the Company.

11. BINDING EFFECT

All decisions of the Board of Directors or the Committee involving the implementation, administration or operation of the Plan or any offering under the Plan shall be binding on the Company and on all persons eligible or who become eligible to participate in the Plan.

12. APPLICATION OF FUNDS

The proceeds received by the Company from the sale of Common Stock pursuant to Options exercised hereunder will be used for general corporate purposes.

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REVOCABLE PROXY

BANCSHARES OF FLORIDA, INC.

ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints each member of the Board of Directors, with full powers of substitution, to act as proxy for, and attorney-in-fact, to vote all shares of the common stock of Bancshares of Florida, Inc. (“Bancshares”) which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held at the our corporate headquarters, located at 1185 Immokalee Road, Naples, Florida 34110, on May 24, 2005, at 4:30 p.m., and at any and all adjournments thereof.

The undersigned shareholder of Bancshares may revoke this Proxy at any time before it is voted by either delivering a written notice of revocation to Bancshares, delivering a duly executed proxy bearing a later date to Bancshares, or by attending the Annual Meeting and voting in person.

THE FOLLOWING PROPOSALS ARE BEING ACTED UPON:

PROPOSAL I: The election of fourteen directors; to withhold authority for any individual nominee, strike a line through the nominee’s name.

FOR	WITHHOLD AUTHORITY
☐	☐

Donald R. Barber      Joe B. Cox      Earl L. Frye      H. Wayne Huizenga, Jr.      John B. James      LaVonne Johnson      Edward Kaloust      Martin P. Mahan

Michael L. McMullan      Harry K. Moon M.D.      Michael T. Putziger      Richard Rochon      Ramon A. Rodriguez      Terry W. Stiles

PROPOSAL II: The amendment of our 1999 Stock Option Plan to increase the number of shares available for issuance upon the exercise of stock options.

FOR	AGAINST	ABSTAIN
☐	☐	☐

PROPOSAL III: The adjournment of the Annual Meeting to solicit additional proxies if there are not sufficient votes to approve either of the foregoing items.

FOR	AGAINST	ABSTAIN
☐	☐	☐

In their discretion, the proxy holders are authorized to transact and to vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof unless indicated otherwise by marking this box. ☐

PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING. ——————➢ ☐

NOTE: When properly executed, this Proxy will be voted in the manner directed by the undersigned shareholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSALS LISTED.

IMPORTANT: Please sign your name exactly as it appears on this Proxy Card. When shares are held by joint tenants, both must sign, when signing as attorney, executor, administrator, agent, trustee or guardian, please give full title. If shareholder is a corporation, please sign in full corporate name by president or other authorized officer. If shareholder is a partnership, please sign in partnership name by authorized person.

The undersigned acknowledges receiving from Bancshares, prior to the execution of the Proxy, a Notice of the Annual Meeting, a Proxy Statement dated April 18, 2005, and the 2004 Annual Report.

Signature:

Signature if held jointly:

Date:

Please mark, sign, date and return this Proxy Card promptly, using the enclosed envelope. If you receive more than one Proxy Card, please sign and return all cards in the accompanying envelope.